-----BEGIN PRIVACY-ENHANCED MESSAGE-----
Proc-Type: 2001,MIC-CLEAR
Originator-Name: webmaster@www.sec.gov
Originator-Key-Asymmetric:
 MFgwCgYEVQgBAQICAf8DSgAwRwJAW2sNKK9AVtBzYZmr6aGjlWyK3XmZv3dTINen
 TWSM7vrzLADbmYQaionwg5sDW3P6oaM5D3tdezXMm7z1T+B+twIDAQAB
MIC-Info: RSA-MD5,RSA,
 WIWKZOyE7zPNop+16ajektTKBmgvinu06Bhzyqb+07j/kk/qq0OJQvkG5bGiGhp1
 XrZEM2+3C8AYreWy0pJgAw==

0000898432-07-000744.txt : 20070817
0000898432-07-000744.hdr.sgml : 20070817
20070817142906
ACCESSION NUMBER:                                                                0000898432-07-000744
CONFORMED SUBMISSION TYPE:                                          DEF 14A
PUBLIC DOCUMENT COUNT:                                                   1
CONFORMED PERIOD OF REPORT:                                         20070828
FILED AS OF DATE:                                                                     20070817
DATE AS OF CHANGE:                                                               20070817
EFFECTIVENESS DATE:                                                              20070817

FILER:

COMPANY DATA:
COMPANY CONFORMED NAME:            NEUBERGER BERMAN REAL ESTATE INCOME FUND INC
CENTRAL INDEX KEY:                                0001187520
IRS NUMBER:                                                 550799916

FILING VALUES:
FORM TYPE:                                                  DEF 14A
SEC ACT:                                                        1934 Act
SEC FILE NUMBER:                                      811-21200
FILM NUMBER:                                            071064834

BUSINESS ADDRESS:
STREET 1:                                                      605 THIRD AVENUE, 2ND FLOOR
CITY:                                                              NEW YORK
STATE:                                                          NY
ZIP:                                                                 10158
DEF 14A

nbrealestatedef14a.txt
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                              [X]

Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
         14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-12

                  NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

         (1)   Title of each class of securities to which transaction applies:
         (2)   Aggregate number of securities to which transaction applies:
         (3)   Per unit price or other underlying value of transaction
               computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)   Proposed maximum aggregate value of transaction:
         (5)   Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
         Rule  0-11(a)(2)  and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement  number,  or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                                                       ____________________
                                                      |           |        |
                                                      | NEUBERGER | BERMAN |
                                                      |___________|________|

                                                      A LEHMAN BROTHERS COMPANY

                  NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.

                                605 THIRD AVENUE
                          NEW YORK, NEW YORK 10158-0180

                              _____________________

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                              _____________________

Dear Stockholder:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders ("Meeting")
of Neuberger Berman Real Estate Income Fund Inc. (the "Fund") will be held on
Tuesday, August 28, 2007, at 11:00 a.m. eastern time at the offices of Neuberger
Berman, LLC, 605 Third Avenue, 41st Floor, New York, New York 10158-3698, for
the following purposes:

     (1) To elect five Class I Directors to serve until the annual meeting of stockholders in 2009, or until their successors are elected and qualified;

     (2) To approve a proposal to liquidate and dissolve the Fund, as set forth in the Plan of Liquidation and Dissolution (the "Plan") adopted by the
         Board of Directors of the Fund; and

     (3) To consider and act upon any other business that may properly come before the Meeting or any adjournments thereof.

     Stockholders are being asked to elect five Class I Directors to hold office for a term stated above (or until the Fund is liquidated, if sooner) and until their successors are duly elected and qualified.

     The Board of Directors has unanimously determined that a complete liquidation and dissolution of the Fund in accordance with the terms of the Plan is in the best interests of the Fund and its stockholders. The Board of
Directors recommends that the stockholders approve the Plan. PLEASE SEE PAGE 30
OF THE PROXY STATEMENT REGARDING POTENTIAL CHANGES IN CIRCUMSTANCES THAT MAY
LEAD TO THE FUND ADJOURNING THE MEETING PRIOR TO CONSIDERING THE PROPOSAL TO
LIQUIDATE AND DISSOLVE THE FUND AND/OR WITHDRAWING THIS PROPOSAL. Subject to
receipt of the requisite stockholder approval and the determination that the
Fund has sufficient liquid assets to meet its existing and anticipated liabilities, stockholders remaining in the Fund can expect to receive one or more liquidating distributions, in cash, as soon as reasonably practicable.
However, there is no minimum distribution to stockholders.

     When and if the Plan becomes effective, the Fund's shares of common stock will cease to be traded on the New York Stock Exchange.

     You are entitled to vote at the Meeting of the Fund and any adjournments thereof if you owned Fund shares at the close of business on May 30, 2007
("Record Date"). If you attend the Meeting, you may vote your shares in person.
IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE REVIEW THE ENCLOSED MATERIALS
AND FOLLOW THE INSTRUCTIONS THAT APPEAR ON THE ENCLOSED PROXY CARD(S). If you
have any questions about the proposals or the voting instructions, please call the Fund at 877-461-1899.

     The Fund will admit to the Meeting (1) all stockholders of record of the
Fund as of the Record Date, (2) persons holding proof of beneficial ownership at the Record Date, such as a letter or account statement from a broker, (3)
persons who have been granted proxies, and (4) such other persons that the Fund, in its sole discretion, may elect to admit. ALL PERSONS WISHING TO BE ADMITTED
TO THE MEETING MUST PRESENT PHOTO IDENTIFICATION. IF YOU PLAN TO ATTEND THE
MEETING, PLEASE CONTACT THE FUND AT 877-461-1899.

     Unless proxy cards submitted by corporations and partnerships are signed by the appropriate persons as indicated in the voting instructions on the proxy cards, they will not be voted.

                                             By order of the Board of Directors,

                                             /s/ Claudia A. Brandon
                                             Claudia A. Brandon
                                             Secretary

Dated: August 16, 2007

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

     The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

     1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

     2. Joint Accounts: Any party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

     3. Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration.
         For example:

REGISTRATION                                                 VALID SIGNATURE
_________________________________________________________________________________________

CORPORATE ACCOUNTS

(1) ABC Corp.                                                ABC Corp.
(2) ABC Corp.                                                John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer                        John Doe
(4) ABC Corp. Profit Sharing Plan                            John Doe, Trustee

TRUST ACCOUNTS

(1) ABC Trust                                                Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78                      Jane B. Doe

CUSTODIAN OR ESTATE ACCOUNTS

(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA       John B. Smith
(2) John B. Smith                                            John B. Smith, Jr., Executor
_________________________________________________________________________________________

________________________________________________________________________________

                    YOUR VOTE IS IMPORTANT NO MATTER HOW MANY
                            SHARES OF STOCK YOU OWN.
                     PLEASE RETURN YOUR PROXY CARD PROMPTLY.

     IF YOU OWN SHARES OF BOTH COMMON STOCK AND PREFERRED STOCK OF THE FUND,
THERE WILL BE MORE THAN ONE PROXY CARD ENCLOSED. PLEASE FILL OUT AND RETURN EACH
PROXY CARD.

     STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ANY STOCKHOLDER
WHO DOES NOT EXPECT TO ATTEND THE MEETING IS URGED TO REVIEW THE ENCLOSED
MATERIALS AND FOLLOW THE INSTRUCTIONS THAT APPEAR ON THE ENCLOSED PROXY CARD(S).

     TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK
YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY, NO MATTER HOW LARGE OR SMALL
YOUR HOLDINGS MAY BE.
________________________________________________________________________________

                     This page is intentionally left blank.

                                                       ____________________
                                                      |           |        |
                                                      | NEUBERGER | BERMAN |
                                                      |___________|________|

                                                      A LEHMAN BROTHERS COMPANY

                  NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.

                                605 THIRD AVENUE
                          NEW YORK, NEW YORK 10158-0180

                               ___________________

                                 PROXY STATEMENT
                               ___________________

                         SPECIAL MEETING OF STOCKHOLDERS
                                 AUGUST 28, 2007

                                  INTRODUCTION

     This Proxy Statement is furnished to the stockholders of Neuberger Berman
Real Estate Income Fund Inc. (the "Fund") by the Fund's Board of Directors in
connection with the solicitation of stockholder votes by proxy to be voted at the Special Meeting of Stockholders ("Meeting") to be held on Tuesday, August
28, 2007, at 11:00 a.m. eastern time at the offices of Neuberger Berman, LLC
("Neuberger Berman"), 605 Third Avenue, 41st Floor, New York, New York
10158-3698, or any adjournments thereof. The matters to be acted upon at the
Meeting are set forth in the accompanying Notice of Special Meeting. It is expected that the Notice of Special Meeting, this Proxy Statement and form of proxy first will be mailed to stockholders on or about August 17, 2007.

     If an enclosed proxy card is executed properly and returned, shares represented thereby will be voted at the Meeting in accordance with the instructions on the proxy card. A proxy may be revoked at any time prior to its use by written notification received by the Secretary of the Fund, by the execution of a subsequently dated proxy card or by attending the Meeting and voting in person. If the proxy card is signed but no instructions are specified on the proxy card, shares will be voted "FOR" the election of each nominee for
Director listed on the card, "FOR" the proposal to liquidate and dissolve the
Fund and "FOR," "ABSTAIN" or "AGAINST" any other matters acted upon at the
Meeting in the discretion of the persons named as proxies.

     The close of business on May 30, 2007, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the
Meeting ("Record Date"). On that date, the Fund had 4,157,116.626 shares of common stock ("Common Shares") and 1,680 shares of preferred stock ("Preferred
Shares") outstanding and entitled to vote.

     Holders of the Fund's outstanding Common Shares and Preferred Shares
(together, "Shares") will vote together as a single class to (1) elect five
Class I Directors and (2) approve a proposal to liquidate and dissolve the Fund.
As to any other business that may properly come before the Meeting, holders of
Common Shares and Preferred Shares may vote together as a single class or separately, depending on the requirements of the Investment Company Act of 1940, as amended ("1940 Act"), the Maryland General Corporation Law, as amended
("MGCL"), and the Fund's charter with respect to said item of business. Each full Share is entitled to one vote and each fractional Share is entitled to a proportionate part of one vote.

     Solicitation is made primarily by the mailing of this Proxy Statement and the accompanying proxy card(s). Supplementary solicitations may be made by mail, telephone and electronic transmission or in person by regular employees of
Neuberger Berman Management Inc. ("NB Management"), affiliates of NB Management or other representatives of the Fund. NB Management serves as the Fund's investment manager and administrator. In addition, the Fund has engaged
Georgeson Inc., a proxy solicitation firm, to assist in the solicitation of proxies. The aggregate cost of retaining Georgeson Inc. is expected to be about
$25,000 plus expenses in connection with the solicitation of proxies; this cost could increase if there is a contested election. All expenses in connection with preparing this Proxy Statement and its enclosures, and additional solicitation expenses including reimbursement of brokerage firms and others for their expenses in forwarding proxy solicitation material to the beneficial owners of shares, will be borne by the Fund.

     The presence at the Meeting, in person or by proxy, of stockholders entitled to vote at least 33 1/3% of the shares outstanding and entitled to vote at the Meeting is required for a quorum. The affirmative vote of a plurality of the votes cast of the Fund's Common Shares and Preferred Shares, voting as a single class, is required to elect five Class I Directors. The affirmative vote of a majority of the Fund's outstanding Common Shares and Preferred Shares entitled to vote on the matter, voting as a single class, is required to approve the liquidation and dissolution of the Fund. With respect to other items of business, the necessary affirmative vote will depend on the requirements of the
1940 Act, the MGCL and the Fund's charter with respect to said item of business.

     If a quorum is not present at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Subject to the rules established by the Chairman of the Meeting, the holders of a majority of the Shares entitled to vote at the Meeting and present in person or by proxy may vote to adjourn, or, if no stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as secretary of the Meeting may adjourn the Meeting without determining the date of the meeting. In the former case, the persons named as proxies will vote in their discretion those proxies that they are entitled to vote "FOR" or
"AGAINST" any proposal. If a quorum is present at the Meeting, the Chairman of the Meeting may adjourn the Meeting if sufficient votes are not received or for any other reason. A stockholder vote may be taken on the nominations in this
Proxy Statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

                                        2

     The Fund expects that broker-dealer firms holding Shares in "street name"
for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their Shares on each proposal at the
Meeting. The Fund understands that, under the rules of the New York Stock
Exchange ("NYSE") and the American Stock Exchange, if no instructions have been received prior to the date specified in the broker-dealer firm's request for voting instructions, such broker-dealers may have the authority to vote these proxies on an uncontested election of Directors for the Fund but will not have the authority to vote on a contested election of Directors for the Fund or on the proposal to liquidate and dissolve the Fund. Certain broker-dealer firms may exercise discretion over Shares held in their names for which no instructions are received by voting such Shares in the same proportion as they have voted
Shares for which they have received instructions.

     In tallying stockholder votes, abstentions and "broker non-votes" (i.e.,
Shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote and either
(i) the broker or nominee does not have discretionary voting power or (ii) the broker or nominee returns the proxy but expressly declines to vote on a particular matter) effectively will be a vote against the proposal to liquidate and dissolve the Fund because the required vote is a majority of the Fund's outstanding Common Shares and Preferred Shares entitled to be cast, voting together. However, abstentions and broker non-votes will have no effect on the election of the Directors because the required vote is a plurality of the votes cast.

     As of May 30, 2007, the Fund does not know of any person who owns beneficially more than 5% of its outstanding Common Shares or Preferred Shares other than those listed below.

                                                         AMOUNT AND
                                                         NATURE* OF
                                                         BENEFICIAL    PERCENT
CLASS OF STOCK  NAME AND ADDRESS OF BENEFICIAL OWNER     OWNERSHIP     OF CLASS
________________________________________________________________________________

Common Shares   Lola Brown Trust No. 1B                  463,200**       11.14%
                c/o Badlands Trust Company
                P.O. Box 801 (614 Broadway)
                Yankton, SD 57078
________________________________________________________________________________

Common Shares   Bulldog Investors General Partnership    742,400***      17.86%
                Phillip Goldstein
                60 Heritage Drive
                Pleasantville, NY 10570
________________________________________________________________________________

Common Shares   Western Investment LLC                   248,200****      5.97%
                Arthur D. Lipson
                2855 East Cottonwood Parkway, Suite 110
                Salt Lake City, UT 84121
________________________________________________________________________________

*    Unless otherwise noted, each owner has sole voting and investment power over its shares.

**   Based on Amendment No. 13 to Schedule TO filed by Lola Brown Trust No. 1B on April 2, 2007. Based on a prior Schedule 13D filed September 2, 2004 which indicates that, because of the relationship

(FOOTNOTES CONTINUE ON NEXT PAGE)

                                        3

     between Mr. Horejsi and the trust, Mr. Horejsi may be deemed to share indirect beneficial ownership of such shares. Due to this relationship,
     Lola Brown Trust No. 1B and Mr. Horejsi could be viewed as a group and Mr.
     Horejsi could be deemed to be the beneficial owner of the shares.

***  Based on Amendment No. 9 to Schedule 13D filed by Bulldog Investors General
     Partnership and Mr. Goldstein on December 4, 2006. The amendment indicates that Bulldog Investors General Partnership has sole voting and investment power with respect to 547,600 shares and that Mr. Goldstein has sole voting and investment power over 194,800 shares which are held in accounts jointly with his wife, or in accounts managed by Mr. Goldstein. Mr. Goldstein may also be deemed the beneficial owner over all the shares listed including the shares owned by Bulldog Investors General Partnership since Mr.
     Goldstein is the President of Kimball and Winthrop, Inc. and Kimball and
     Winthrop, Inc. is the managing general partner of Bulldog Investors General
     Partnership.

**** Based on Amendment No. 3 to Schedule 13D filed by Western Investment LLC and Mr. Lipson on November 9, 2005. The amendment indicates that Western
     Investment LLC has sole voting and investment power with respect to 247,200 shares and Mr. Lipson has sole voting and investment power with respect to
     1,000 shares held for his personal account. Mr. Lipson may also be deemed the beneficial owner over all the shares listed including the shares owned by Western Investment LLC since Mr. Lipson is the managing member of
     Western Investment LLC.

     In addition, the Directors and officers of the Fund, in the aggregate, owned less than 1% of each class of the Fund's outstanding Shares as of May 30,
2007.

     By resolution of the Board of Directors, in September 2004, the Fund opted into the Maryland Control Share Acquisition Act ("MCSAA"). In an opinion dated
May 8, 2007, the Federal District Court for the District of Maryland (the
"Court") upheld the Fund's reliance on the MCSAA. Generally, the MCSAA provides that holders of "control shares" of a Maryland corporation acquired in a control share acquisition may not vote those shares except to the extent approved by stockholders at a special meeting by a vote of two-thirds of the votes entitled to be cast on the matter (excluding shares owned by the acquiror and by officers or directors who are employees of the corporation). "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within certain statutorily-defined ranges (one-tenth but less than one-third, one-third but less than a majority, and more than a majority of the voting power).
Accordingly, except as provided in the Court's May 8, 2007 opinion, the Fund will not deem any votes submitted by or on behalf of any Person, as defined in the MCSAA, with respect to Shares in excess of ten percent of the outstanding
Shares, as being voted on any proposal properly before the Meeting.

     NB Management serves as the investment manager and administrator to the
Fund. NB Management provides investment management and advisory services to mutual funds and closed-end funds and to private accounts of institutional and individual clients. NB Management is located at 605 Third Avenue, New York, New
York 10158-0180. NB Management retains Neuberger Berman, 605 Third Avenue, New
York, New York 10158-3698, as sub-adviser with respect to the Fund. As of June
30, 2007, Neuberger Berman affiliates had more than $145 billion in assets under management. Neuberger Berman and NB Management are indirect wholly owned subsidiaries of Lehman Brothers Holdings Inc., a publicly held company.

     STOCKHOLDERS OF RECORD OR BENEFICIAL OWNERS AS OF THE RECORD DATE MAY
OBTAIN A FREE COPY OF THE ANNUAL REPORT FOR THE FISCAL YEAR ENDED OCTOBER 31,
2006, WHICH INCLUDES AUDITED FINANCIAL STATEMENTS FOR THE FUND, AND THE
SEMIANNUAL REPORT FOR THE FISCAL PERIOD ENDED APRIL 30, 2007, BY WRITING NB
MANAGEMENT AT 605 THIRD AVENUE, 2ND FLOOR, NEW YORK, NEW YORK 10158-0180, OR
BY CALLING TOLL FREE 877-461-1899.

     Stockholders may send communications that they would like to direct to the
Board of Directors or to an individual director of the Fund to the attention of
Chamaine Williams, Chief Compliance Officer of the Fund, Neuberger Berman Funds,
605 Third Avenue, 21st Floor, New York, NY, 10158-0180. The Board has directed
Ms. Williams to send such communications to the chairperson of the Fund's Ethics and Compliance Committee. Nominee recommendations and stockholder proposals should be directed to the attention of Claudia A. Brandon, Secretary of the
Fund, Neuberger Berman Funds, 605 Third Avenue, 21st Floor, New York, NY,
10158-0180 as described in this Proxy Statement under "Information Regarding the
Fund's Process for Nominating Director Candidates" and "Stockholder Proposals."

                                 PROPOSAL NO. 1:
                              ELECTION OF DIRECTORS

     The Board of Directors of the Fund is divided into three classes (Class I,
Class II and Class III). Effective February 28, 2007, the Fund's Board of
Directors expanded the size of the Board from thirteen(1) to fifteen and appointed Michael M. Knetter as a Class I Director and George W. Morriss as a
Class II Director to fill the vacancies created by the expansion. Effective June
1, 2007, the Fund's Board of Directors expanded the size of the Board from fifteen to sixteen and appointed Martha C. Goss as a Class III Director to fill the vacancy created by the expansion.

     The terms of office of Class I, Class II and Class III Directors will expire at the special meeting of stockholders held in 2007 and the annual meeting of stockholders held in 2007 and 2008, respectively, and at each third annual meeting of stockholders thereafter (except for Class I which will expire in 2009 and at each third annual meeting of stockholders thereafter). Each
Director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal, unless the Fund is earlier dissolved. The classification of the Fund's Directors helps to promote the continuity and stability of the Fund's management and policies because the majority of the Directors at any given time will have prior experience as
Directors of the Fund. At least two stockholder meetings, instead of one, are required to effect a change in a majority of the Directors, except in the event of vacancies resulting from removal for cause or other reasons, in which case the remaining Directors may fill the vacancies so created, to the extent permitted by the 1940 Act.

(1)  Following the death of Barry Hirsch, a Class II Director, the Board of the
     Fund determined to reduce the number of Directors on the Board from 14 to
     13 and to reclassify C. Anne Harvey, a Class I Director, as a Class II
     Director. Ms. Harvey was reclassified as a Class II Director of the Board so that each class of the Board would have as close to the same number of
     Directors as possible.

                                        5

     Each incumbent Class I Director has expressed his or her willingness to serve another term as Director of the Fund if nominated by the Board of
Directors. The Governance and Nominating Committee of the Fund reviewed the qualifications, experience and background of each incumbent Director. Based upon this review, the Committee determined that nominating the incumbents would be in the best interests of the Fund's stockholders. The Fund's Board believes that the incumbents are well suited for service on the Board due to their familiarity with the Fund as a result of their prior service as Directors, their knowledge of the financial services sector, and their substantial experience in serving as directors or trustees, officers or advisers of public companies and business organizations, including other investment companies.

     At a meeting in May 2007, the Board of Directors received the recommendations of the Governance and Nominating Committee. After discussion and consideration of, among other things, the backgrounds of the incumbents, the
Fund's Board voted to nominate Faith Colish, Michael M. Knetter, Cornelius T.
Ryan, Peter P. Trapp and Peter E. Sundman for election as Class I Directors with a term expiring in 2009. The Fund has a policy that at least three-fourths of all Directors be Independent Fund Directors. Independent Fund Directors are
those who are not associated with the Fund's investment adviser or sub-adviser or their affiliates, or with any broker-dealer used by the Fund, the investment adviser or the sub-adviser in the past six months.

     It is the intention of the persons named on the enclosed proxy card(s) to vote in favor of the election of each nominee named in this Proxy Statement.
Each nominee has consented to be named in this Proxy Statement and to serve as
Director if elected. The Fund's Board of Directors has no reason to believe that any nominee will become unavailable for election as a Director, but if that should occur before the Meeting, the proxies will be voted for such other nominees as the Board of Directors may recommend.

     None of the Directors is related to any other. The following tables set forth certain information regarding each Director of the Fund. Unless otherwise noted, each Director has engaged in the principal occupation listed in the following table for five years or more. The business address of each listed person is 605 Third Avenue, New York, New York 10158.

                         INFORMATION REGARDING NOMINEES
                      FOR ELECTION AT 2007 SPECIAL MEETING

________________________________________________________________________________________________________________

                                                                      NUMBER OF
                                                                      PORTFOLIOS IN
NAME, AGE, POSITION,                                                  FUND COMPLEX      OTHER DIRECTORSHIPS HELD
TERMS OF OFFICE (1), AND                                              OVERSEEN BY       OUTSIDE FUND COMPLEX
LENGTH OF TIME SERVED        PRINCIPAL OCCUPATION(S)                  DIRECTOR(2)       BY DIRECTOR
________________________________________________________________________________________________________________

                                                      CLASS I
________________________________________________________________________________________________________________

Independent Fund Directors
________________________________________________________________________________________________________________

Faith Colish (71)            Counsel, Carter                               60           Formerly, Director
Director                     Ledyard & Milburn                                          (1997 to 2003)
Since inception              LLP (law firm)                                             and Advisory
                             since October                                              Director (2003
                             2002; formerly,                                            to 2006), ABA
                             Attorney-at-Law                                            Retirement Funds
                             and President, Faith                                       (formerly, American
                             Colish, A Professional                                     Bar Retirement
                             Corporation, 1980 to                                       Association)
                             2002.                                                      (not-for-profit
                                                                                        membership
                                                                                        corporation).
________________________________________________________________________________________________________________

Michael M. Knetter (47)      Dean, School of                               60           Trustee,
Director                     Business, University of                                    Northwestern
Since February 2007          Wisconsin - Madison;                                       Mutual Series Fund,
                             formerly, Professor                                        Inc. since February
                             of International                                           2007; Director,
                             Economics and                                              Wausau Paper since
                             Associate Dean,                                            2005; Director,
                             Amos Tuck School of                                        Great Wolf Resorts
                             Business - Dartmouth                                       since 2004.
                             College, 1998 to 2002.
________________________________________________________________________________________________________________

Cornelius T. Ryan (75)       Founding General                              60           None.
Director                     Partner, Oxford
Since inception              Partners and Oxford
                             Bioscience Partners
                             (venture capital
                             investing) and
                             President, Oxford
                             Venture Corporation
                             since 1981.
________________________________________________________________________________________________________________

                                         7

__________________________________________________________________________________________________________________

                                                                      NUMBER OF
                                                                      PORTFOLIOS IN
NAME, AGE, POSITION,                                                  FUND COMPLEX      OTHER DIRECTORSHIPS HELD
TERMS OF OFFICE (1), AND                                              OVERSEEN BY       OUTSIDE FUND COMPLEX
LENGTH OF TIME SERVED        PRINCIPAL OCCUPATION(S)                  DIRECTOR (2)      BY DIRECTOR
__________________________________________________________________________________________________________________

Peter P. Trapp (62)          Retired; formerly,                            60           None.
Director                     Regional Manager for
Since inception              Mid-Southern Region,
                             Ford Motor Credit
                             Company, September
                             1997 to 2007; formerly,
                             President, Ford Life
                             Insurance Company,
                             April 1995 to August
                             1997.
________________________________________________________________________________________________________________

Director who is an "Interested Person"*
________________________________________________________________________________________________________________

Peter E. Sundman* (48)       Executive Vice                                60           Director and
Chief Executive Officer,     President, Neuberger                                       Vice President,
Director and Chairman        Berman Inc. (holding                                       Neuberger &
of the Board                 company) since 1999;                                       Berman Agency,
Since inception              Head of Neuberger                                          Inc. since 2000;
                             Berman Inc.'s Mutual                                       formerly, Director,
                             Funds Business                                             Neuberger Berman
                             (since 1999) and                                           Inc. (holding
                             Institutional Business                                     company), October
                             (1999 to October                                           1999 to March 2003;
                             2005); responsible                                         Trustee, Frost Valley
                             for Managed                                                YMCA; Trustee,
                             Accounts Business                                          College of Wooster.
                             and intermediary
                             distribution since
                             October 1999;
                             President and Director,
                             NB Management
                             since 1999; Managing
                             Director, Neuberger
                             Berman since 2005;
                             formerly, Executive
                             Vice President,
                             Neuberger Berman,
                             1999 to December
                             2005; formerly,
                             Principal, Neuberger
                             Berman, 1997 to
                             1999; formerly, Senior
                             Vice President, NB
                             Management, 1996 to
                             1999.
________________________________________________________________________________________________________________

                        INFORMATION REGARDING DIRECTORS
                          WHOSE CURRENT TERMS CONTINUE

________________________________________________________________________________________________________________

                                                                      NUMBER OF
                                                                      PORTFOLIOS IN
NAME, AGE, POSITION,                                                  FUND COMPLEX      OTHER DIRECTORSHIPS HELD
TERMS OF OFFICE (1), AND                                              OVERSEEN BY       OUTSIDE FUND COMPLEX
LENGTH OF TIME SERVED        PRINCIPAL OCCUPATION(S)                  DIRECTOR (2)      BY DIRECTOR
________________________________________________________________________________________________________________

                                                      CLASS II
________________________________________________________________________________________________________________

Independent Fund Directors
________________________________________________________________________________________________________________

John Cannon (77)             Consultant; formerly,                         60           Independent
Director                     Chairman, CDC                                              Trustee or Director
Since inception              Investment Advisers                                        of three series of
                             (registered investment                                     Oppenheimer Funds:
                             adviser), 1993 to                                          Limited Term New
                             January 1999; formerly,                                    York Municipal
                             President and Chief                                        Fund, Rochester
                             Executive Officer, AMA                                     Fund Municipals,
                             Investment Advisors, an                                    and Oppenheimer
                             affiliate of the American                                  Convertible Securities
                             Medical Association.                                       Fund since 1992.
________________________________________________________________________________________________________________

C. Anne Harvey (69)          President, C.A. Harvey                        60           Formerly, President,
Director                     Associates since                                           Board of Associates
Since inception              October 2001; formerly,                                    to The National
                             Director, AARP, 1978 to                                    Rehabilitation
                             December 2001.                                             Hospital's Board
                                                                                        of Directors, 2001
                                                                                        to 2002; formerly,
                                                                                        Member, Individual
                                                                                        Investors Advisory
                                                                                        Committee to the
                                                                                        New York Stock
                                                                                        Exchange Board of
                                                                                        Directors, 1998 to
                                                                                        June 2002.
________________________________________________________________________________________________________________

George W. Morriss (59)       Formerly, Executive                           60           Manager, Old Mutual
Director                     Vice President and                                         2100 fund complex
Since February 2007          Chief Financial                                            (consisting of six
                             Officer, People's Bank                                     funds) since October
                             (a financial services                                      2006 for four funds
                             company), 1991 to 2001.                                    and since February
                                                                                        2007 for two funds.
________________________________________________________________________________________________________________

________________________________________________________________________________________________________________

                                                                      NUMBER OF
                                                                      PORTFOLIOS IN
NAME, AGE, POSITION,                                                  FUND COMPLEX      OTHER DIRECTORSHIPS HELD
TERMS OF OFFICE (1), AND                                              OVERSEEN BY       OUTSIDE FUND COMPLEX
LENGTH OF TIME SERVED        PRINCIPAL OCCUPATION(S)                  DIRECTOR (2)      BY DIRECTOR
________________________________________________________________________________________________________________

Tom D. Seip (57)             General Partner, Seip                         60           Director, H&R
Director                     Investments LP (a private                                  Block, Inc.
Since inception;             investment partnership);                                   (financial services
Lead Independent             formerly, President                                        company) since May
Director                     and CEO, Westaff, Inc.                                     2001; Chairman,
Since 2006                   (temporary staffing),                                      Compensation
                             May 2001 to January                                        Committee, H&R
                             2002; formerly, Senior                                     Block, Inc. since
                             Executive at the Charles                                   2006; Director,
                             Schwab Corporation,                                        America One
                             1983 to 1998, including                                    Foundation since
                             Chief Executive                                            1998; formerly,
                             Officer, Charles                                           Chairman,
                             Schwab Investment                                          Governance
                             Management, Inc. and                                       and Nominating
                             Trustee, Schwab Family                                     Committee, H&R
                             of Funds and Schwab                                        Block, Inc., 2004
                             Investments, 1997 to                                       to 2006; formerly,
                             1998, and Executive                                        Director, Forward
                             Vice President-Retail                                      Management, Inc.
                             Brokerage, Charles                                         (asset management
                             Schwab & Co., Inc., 1994                                   company), 1999
                             to 1997.                                                   to 2006; formerly
                                                                                        Director, E-Bay
                                                                                        Zoological Society,
                                                                                        1999 to 2003;
                                                                                        formerly, Director,
                                                                                        General Magic
                                                                                        (voice recognition
                                                                                        software), 2001
                                                                                        to 2002; formerly,
                                                                                        Director, E-Finance
                                                                                        Corporation (credit
                                                                                        decisioning services),
                                                                                        1999 to 2003;
                                                                                        formerly, Director,
                                                                                        Save-Daily.com
                                                                                        (micro investing
                                                                                        services), 1999 to
                                                                                        2003.
________________________________________________________________________________________________________________

                                       10

________________________________________________________________________________________________________________

                                                                      NUMBER OF
                                                                      PORTFOLIOS IN
NAME, AGE, POSITION,                                                  FUND COMPLEX      OTHER DIRECTORSHIPS HELD
TERMS OF OFFICE (1), AND                                              OVERSEEN BY       OUTSIDE FUND COMPLEX
LENGTH OF TIME SERVED        PRINCIPAL OCCUPATION(S)                  DIRECTOR (2)      BY DIRECTOR
________________________________________________________________________________________________________________

Director who is an "Interested Person"*
________________________________________________________________________________________________________________

Jack L. Rivkin* (66)         Executive Vice                                60           Director, Dale
President and Director       President and Chief                                        Carnegie and
Since December 2002.         Investment Officer,                                        Associates, Inc.
                             Neuberger Berman                                           (private company)
                             Inc. (holding company)                                     since 1998; Director,
                             since 2002 and 2003,                                       Solbright, Inc.
                             respectively; Managing                                     (private company)
                             Director and Chief                                         since 1998.
                             Investment Officer,
                             Neuberger Berman
                             since December 2005
                             and 2003, respectively;
                             formerly, Executive Vice
                             President, Neuberger
                             Berman, December
                             2002 to 2005; Director
                             and Chairman, NB
                             Management since
                             December 2002;
                             formerly, Executive
                             Vice President,
                             Citigroup Investments,
                             Inc., September 1995
                             to February 2002;
                             formerly, Executive Vice
                             President, Citigroup
                             Inc., September 1995 to
                             February 2002.
________________________________________________________________________________________________________________

                                       11

________________________________________________________________________________________________________________

                                                                      NUMBER OF
                                                                      PORTFOLIOS IN
NAME, AGE, POSITION,                                                  FUND COMPLEX      OTHER DIRECTORSHIPS HELD
TERMS OF OFFICE (1), AND                                              OVERSEEN BY       OUTSIDE FUND COMPLEX
LENGTH OF TIME SERVED        PRINCIPAL OCCUPATION(S)                  DIRECTOR (2)      BY DIRECTOR
________________________________________________________________________________________________________________

                                                      CLASS III
________________________________________________________________________________________________________________

Independent Fund Directors
________________________________________________________________________________________________________________

Martha C. Goss (58)          President, Woodhill                           60           Director, Ocwen
Director                     Enterprises Inc./Chase                                     Financial Corporation
Since June 2007              Hollow Associates LLC                                      (mortgage servicing),
                             (personal investment                                       since 2005; Director,
                             vehicle), since 2006;                                      American Water
                             Chief Operating and                                        (water utility), since
                             Financial Officer,                                         2003; Director,
                             Hopewell Holdings LLC/                                     Channel Reinsurance
                             Amwell Holdings, LLC                                       (financial guaranty
                             (a holding company for                                     reinsurance), since
                             a healthcare reinsurance                                   2006; Advisory Board
                             company start-up),                                         Member, Attensity
                             since 2003; formerly,                                      (software developer),
                             Consultant, Resources                                      since 2005; Director,
                             Connection (temporary                                      Allianz Life of New
                             staffing), 2002 to 2006.                                   York (insurance),
                                                                                        since 2005; Director,
                                                                                        Financial Women's
                                                                                        Association of
                                                                                        New York (not for
                                                                                        profit association),
                                                                                        since 2003; Trustee
                                                                                        Emerita, Brown
                                                                                        University, since
                                                                                        1998.
________________________________________________________________________________________________________________

                                         12

________________________________________________________________________________________________________________

                                                                      NUMBER OF
                                                                      PORTFOLIOS IN
NAME, AGE, POSITION,                                                  FUND COMPLEX      OTHER DIRECTORSHIPS HELD
TERMS OF OFFICE (1), AND                                              OVERSEEN BY       OUTSIDE FUND COMPLEX
LENGTH OF TIME SERVED        PRINCIPAL OCCUPATION(S)                  DIRECTOR (2)      BY DIRECTOR
________________________________________________________________________________________________________________

Robert A. Kavesh (79)        Marcus Nadler Professor                       60           Formerly, Director,
Director                     Emeritus of Finance and                                    The Caring
Since inception              Economics, New York                                        Community (not-for-
                             University Stern School                                    profit), 1997 to 2006;
                             of Business; formerly,                                     formerly, Director,
                             Executive Secretary-                                       DEL Laboratories,
                             Treasurer, American                                        Inc. (cosmetics and
                             Finance Association,                                       pharmaceuticals),
                             1961 to 1979.                                              1978 to 2004;
                                                                                        formerly, Director,
                                                                                        Apple Bank for
                                                                                        Savings, 1979 to
                                                                                        1990; formerly,
                                                                                        Director, Western
                                                                                        Pacific Industries,
                                                                                        Inc., 1972 to 1986
                                                                                        (public company).
________________________________________________________________________________________________________________

Howard A. Mileaf (70)        Retired; formerly,                            60           Director,
Director                     Vice President and                                         Webfinancial
Since inception              General Counsel,                                           Corporation (holding
                             WHX Corporation                                            company) since
                             (holding company), 1993                                    December 2002;
                             to 2001.                                                   formerly, Director
                                                                                        WHX Corporation
                                                                                        (holding company),
                                                                                        January 2002 to
                                                                                        June 2005; formerly,
                                                                                        Director, State
                                                                                        Theatre of New
                                                                                        Jersey (not-for-profit
                                                                                        theater), 2000 to
                                                                                        2005.
________________________________________________________________________________________________________________

                                       13

________________________________________________________________________________________________________________

                                                                      NUMBER OF
                                                                      PORTFOLIOS IN
NAME, AGE, POSITION,                                                  FUND COMPLEX      OTHER DIRECTORSHIPS HELD
TERMS OF OFFICE (1), AND                                              OVERSEEN BY       OUTSIDE FUND COMPLEX
LENGTH OF TIME SERVED        PRINCIPAL OCCUPATION(S)                  DIRECTOR (2)      BY DIRECTOR
________________________________________________________________________________________________________________

Edward I. O'Brien (78)       Formerly, Member,                             60           Director, Legg
Director                     Investment Policy                                          Mason, Inc. (financial
Since inception              Committee, Edward                                          services holding
                             Jones, 1993 to 2001;                                       company) since 1993;
                             President, Securities                                      formerly, Director,
                             Industry Association                                       Boston Financial
                             ("SIA") (securities                                        Group (real estate and
                             industry's representative                                  tax shelters), 1993 to
                             in government relations                                    1999.
                             and regulatory matters
                             at the federal and
                             state levels), 1974 to
                             1992; Adviser to SIA,
                             November 1992 to
                             November 1993.
________________________________________________________________________________________________________________

William E. Rulon (74)        Retired; formerly,                            60           Formerly, Director,
Director                     Senior Vice President,                                     Pro-Kids Golf and
Since inception              Foodmaker, Inc.                                            Learning Academy
                             (operator and franchiser                                   (teach golf and
                             of restaurants) until                                      computer usage to "at
                             January 1997.                                              risk" children), 1998
                                                                                        to 2006; formerly,
                                                                                        Director, Prandium,
                                                                                        Inc. (restaurants),
                                                                                        March 2001 to July
                                                                                        2002.
________________________________________________________________________________________________________________

                                       14

________________________________________________________________________________________________________________

                                                                      NUMBER OF
                                                                      PORTFOLIOS
                                                                      IN FUND
NAME, AGE, POSITION,                                                  COMPLEX           OTHER DIRECTORSHIPS
TERM OF OFFICE (1), AND                                               OVERSEEN BY       HELD OUTSIDE FUND
LENGTH OF TIME SERVED        PRINCIPAL OCCUPATION(S)                  DIRECTOR(2)       COMPLEX BY DIRECTOR
________________________________________________________________________________________________________________

Candace L. Straight (59)     Private investor and                          60           Director, Montpelier
Director                     consultant specializing                                    Re (reinsurance
Since inception              in the insurance                                           company) since 2006;
                             industry; formerly,                                        Director, National
                             Advisory Director,                                         Atlantic Holdings
                             Securitas Capital                                          Corporation (property
                             LLC (a global private                                      and casualty
                             equity investment firm                                     insurance company)
                             dedicated to making                                        since 2004; Director,
                             investments in the                                         The Proformance
                             insurance sector), 1998                                    Insurance Company
                             to December 2003.                                          (property and
                                                                                        casualty insurance
                                                                                        company) since
                                                                                        March 2004;
                                                                                        formerly, Director,
                                                                                        Providence
                                                                                        Washington
                                                                                        Insurance Company
                                                                                        (property and
                                                                                        casualty insurance
                                                                                        company), December
                                                                                        1998 to March 2006;
                                                                                        formerly, Director,
                                                                                        Summit Global
                                                                                        Partners (insurance
                                                                                        brokerage firm), 2000
                                                                                        to 2005.
________________________________________________________________________________________________________________

(1)  The Board of Directors shall at times be divided as equally as possible into three classes of Directors designated Class I, Class II, and Class III. The terms of office of Class I, Class II, and Class III
     Directors shall expire at the special meeting of stockholders held in 2007 and the annual meeting of stockholders held in 2007 and 2008, respectively, and at each third annual meeting of stockholders thereafter (except for Class I, which will expire at the annual meeting of stockholders in 2009 and at each third annual meeting of stockholders thereafter).

(2)  For funds organized in a master-feeder structure, we count the master fund and its associated feeder funds as a single portfolio.

*    Indicates a Director who is an "interested person" within the meaning of the 1940 Act. Mr. Sundman and
     Mr. Rivkin are interested persons of the Fund by virtue of the fact that they are officers and/or directors of NB Management and Managing Directors of Neuberger Berman.

                                       15

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended
("1934 Act"), Section 30(h) of the 1940 Act and Securities and Exchange
Commission ("SEC") regulations thereunder, certain of the Fund's officers and the Fund's Directors and portfolio managers, persons owning more than 10% of the
Fund's common stock and certain officers and directors of the Fund's investment manager and sub-adviser are required to report their transactions in the Fund's stock to the SEC and the NYSE. Based solely on the review by the Fund of the copies of Forms 3, 4 and 5 under the 1934 Act received by the Fund during its fiscal year ended October 31, 2006, the Fund does not know of any such person who failed to report these transactions on a timely basis.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Fund's Board met 13 times during the fiscal year ended October 31,
2006. Each Director attended at least 75% of the total number of meetings of the
Board and of any committee of which he or she was a member during that year.

     The Board has established several standing committees to oversee particular aspects of the Fund's management. The standing committees of the Board are described below. The Board does not have a standing compensation committee.

     AUDIT COMMITTEE. The purposes of the Fund's Audit Committee are (a) to oversee the accounting and financial reporting processes of the Fund and its internal control over financial reporting and, as the Committee deems appropriate, to inquire into the internal control over financial reporting of certain third-party service providers; (b) to oversee the quality and integrity of the Fund's financial statements and the independent audit thereof; (c) to oversee, or, as appropriate, assist Board oversight of, the Fund's compliance with legal and regulatory requirements that relate to the Fund's accounting and financial reporting, internal control over financial reporting and independent audits; (d) to approve prior to appointment the engagement of the Fund's independent registered public accounting firm and, in connection therewith, to review and evaluate the qualifications, independence and performance of the
Fund's independent registered public accounting firm; (e) to act as a liaison between the Fund's independent registered public accounting firm and the full
Board; and (f) to prepare an audit committee report as required by Item 407 of
Regulation S-K to be included in proxy statements relating to the election of directors/trustees. The independent registered public accounting firm for the
Fund shall report directly to the Audit Committee. The Fund has adopted a written charter for its Audit Committee. The charter of the Audit Committee is available on NB Management's website at www.nb.com. The Audit Committee of the
Fund has delegated the authority to grant pre-approval of permissible non-audit services and all audit, review or attest engagements of the Fund's independent registered public accounting firm to the Chairman of the Audit Committee, and, if the Committee Chair is not available, to any other member of the Audit
Committee.

     The Audit Committee of the Fund, established in accordance with Section
3(a)(58)(A) of the 1934 Act, is composed entirely of Independent Fund Directors who are also considered independent under the listing standards applicable to the

                                       16

Fund. Its members are Martha C. Goss, Howard A. Mileaf, George W. Morriss,
Cornelius T. Ryan (Chairman), Tom D. Seip and Peter P. Trapp. Members of the
Audit Committee receive additional compensation for serving on this committee.
The Report of the Audit Committee relating to the audit of Fund financial statements for the fiscal year ended October 31, 2006 is attached hereto as
Appendix A. During the fiscal year ended October 31, 2006, the Committee met seven times.

     CLOSED-END FUNDS COMMITTEE. The Fund's Closed-End Funds Committee is
responsible for consideration and evaluation of issues specific to the Neuberger
Berman closed-end funds. Its members are George W. Morriss, Edward I. O'Brien,
Jack L. Rivkin, William E. Rulon, and Tom D. Seip. All members other than Mr.
Rivkin are Independent Fund Directors. During the fiscal year ended October 31,
2006, the Committee met once.

     CONTRACT REVIEW COMMITTEE. The Contract Review Committee of the Fund is
responsible for overseeing and guiding the process by which the Independent Fund
Directors annually consider whether to continue the Fund's principal contractual arrangements. Its members are Faith Colish (Chairwoman), Martha C. Goss, Robert
A. Kavesh, William E. Rulon and Candace L. Straight. All members are Independent
Fund Directors. During the fiscal year ended October 31, 2006, the Committee met two times.

     ETHICS AND COMPLIANCE COMMITTEE. The Ethics and Compliance Committee of the
Fund oversees: (a) the Fund's program for compliance with Rule 38a-1 under the
1940 Act and the Fund's implementation and enforcement of its compliance policies and procedures; (b) compliance with the Fund's Code of Ethics (which restricts the personal securities transactions, including transactions in Fund shares, of employees, officers, and Directors), and (c) the activities of the
Fund's Chief Compliance Officer ("CCO"). The Committee shall not assume oversight duties to the extent that such duties have been assigned by the Board expressly to another Committee of the Board (such as oversight of internal controls over financial reporting, which has been assigned to the Audit
Committee.) The Committee's primary function is oversight. Each investment adviser, sub-adviser, administrator and transfer agent (collectively, "Service
Providers") is responsible for its own compliance with the federal securities laws and for devising, implementing, maintaining and updating appropriate policies, procedures and codes of ethics to ensure compliance with applicable laws and regulations. The CCO is responsible for administering the Fund's
Compliance Program, including devising and implementing appropriate methods of testing compliance by the Fund and its Service Providers. Its members are John
Cannon (Chairman), Faith Colish, C. Anne Harvey, Michael M. Knetter, and Edward
I. O'Brien. All members are Independent Fund Directors. The Board receives at least annually a report on the compliance programs of the Fund and Service
Providers and the required annual reports on the administration of the Codes of
Ethics and the required annual certifications from the Fund, Neuberger Berman and NB Management. During the fiscal year ended October 31, 2006, the Committee met four times.

                                       17

     EXECUTIVE COMMITTEE. The Executive Committee of the Fund is responsible for acting in an emergency when a quorum of the Board of Directors is not available;
the Committee has all the powers of the Board of Directors when the Board is not in session to the extent permitted by Maryland law. Its members are John Cannon,
Robert A. Kavesh, Howard A. Mileaf, Tom D. Seip and Peter E. Sundman (Chairman).
All members except for Mr. Sundman are Independent Fund Directors. During the
fiscal year ended October 31, 2006, the Committee did not meet.

     GOVERNANCE AND NOMINATING COMMITTEE. The Governance and Nominating
Committee of the Fund is responsible for: (a) considering and evaluating the structure, composition and operation of the Board of Directors and each committee thereof, including the operation of the annual self-evaluation by the
Board; (b) evaluating and nominating individuals to serve as Directors, including as Independent Fund Directors, as members of committees, as Chair of the Board and as officers of the Fund; and (c) considering and making recommendations relating to the compensation of Independent Fund Directors and of those officers as to whom the Board is charged with approving compensation.
The Committee met to discuss matters relating to the nomination of Class I
Directors. Its members are C. Anne Harvey (Chairwoman), Robert A. Kavesh,
Michael M. Knetter, Howard A. Mileaf and Tom D. Seip. All members are
Independent Fund Directors. During the fiscal year ended October 31, 2006, the
Committee met two times.

     INVESTMENT PERFORMANCE COMMITTEE. The Investment Performance Committee of
the Fund is responsible for overseeing and guiding the process by which the
Board reviews Fund performance. Its members are Martha C. Goss, Robert A.
Kavesh, Edward I. O'Brien, Jack L. Rivkin (Vice Chairman), Cornelius T. Ryan and
Peter P. Trapp (Chairman). All members except for Mr. Rivkin are Independent
Fund Directors. During the fiscal year ended October 31, 2006, the Committee of the Fund met two times.

     PORTFOLIO TRANSACTIONS AND PRICING COMMITTEE. The Portfolio Transactions
and Pricing Committee of the Fund (a) monitors the operation of policies and procedures reasonably designed to ensure that each portfolio holding is valued in an appropriate and timely manner, reflecting information known to the manager about current market conditions ("Pricing Procedures"); (b) considers and evaluates, and recommends to the Board when the Committee deems it appropriate, amendments to the Pricing Procedures proposed by management, counsel, the independent registered public accounting firm and others; (c) from time to time, as required or permitted by the Pricing Procedures, establishes or ratifies a method of determining the fair value of portfolio securities for which market prices are not readily available; (d) oversees the program by which the manager seeks to monitor and improve the quality of execution for portfolio transactions; and (e) oversees the adequacy and fairness of the arrangements for securities lending; in each case with special emphasis on any situations in which the Fund deals with the manager or any affiliate of the manager as principal or agent.

                                       18

     The members of the Committee are Faith Colish, George W. Morriss, Jack L.
Rivkin (Vice Chairman), William E. Rulon, Cornelius T. Ryan and Candace L.
Straight (Chairwoman). All members except for Mr. Rivkin are Independent Fund
Directors. During the fiscal year ended October 31, 2006, the Committee met four times.

INFORMATION REGARDING THE FUND'S PROCESS FOR NOMINATING DIRECTOR CANDIDATES

     GOVERNANCE AND NOMINATING COMMITTEE CHARTER. A copy of the Governance and
Nominating Committee Charter is available to stockholders on the NB Management's website at www.nb.com.

     STOCKHOLDER COMMUNICATIONS. The Fund's Governance and Nominating Committee
will consider nominees recommended by stockholders; stockholders may send resumes of recommended persons to the attention of Claudia A. Brandon,
Secretary, Neuberger Berman Funds, 605 Third Avenue, 21st Floor, New York, NY,
10158-0180. No nominee recommendation has been received from a stockholder within the past 120 days.

     NOMINEE QUALIFICATIONS. The Governance and Nominating Committee will consider nominees recommended by stockholders on the basis of the same criteria used to consider and evaluate candidates recommended by other sources. While there is no formal list of qualifications, the Governance and Nominating
Committee considers, among other things, whether prospective nominees have distinguished records in their primary careers, unimpeachable integrity, and substantive knowledge in areas important to the Board's operations, such as background or education in finance, auditing, securities law, the workings of the securities markets, or investment advice. For candidates to serve as independent directors, independence from the Fund's investment adviser, its affiliates and other principal service providers is critical, as is an independent and questioning mindset. The Committee also considers whether the prospective candidates' workloads would allow them to attend the vast majority of Board meetings, be available for service on Board committees, and devote the additional time and effort necessary to keep up with Board matters and the rapidly changing regulatory environment in which the Fund operates. Different substantive areas may assume greater or lesser significance at particular times, in light of the Board's present composition and the Committee's (or the Board's)
perceptions about future issues and needs.

     IDENTIFYING NOMINEES. The Governance and Nominating Committee considers prospective candidates from any reasonable source. The Committee initially evaluates prospective candidates on the basis of their resumes, considered in light of the criteria discussed above. Those prospective candidates that appear likely to be able to fill a significant need of the Board would be contacted by a Committee member by telephone to discuss the position; if there appeared to be sufficient interest, an in-person meeting with one or more Committee members would be arranged. If the Committee, based on the results of these contacts, believed it had identified a viable candidate, they would air the matter with the full group of independent Board members for input.

                                       19

Any request by management to meet with the prospective candidate would be given appropriate consideration. The Fund has not paid a fee to third parties to assist in finding nominees.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

     The Fund does not have a policy on Director attendance at the annual meeting of stockholders. Three Board members attended the 2005 annual meeting of stockholders.

OWNERSHIP OF SECURITIES

     Set forth below is the dollar range of equity securities owned by each
Director.

                                                         AGGREGATE DOLLAR RANGE
                                                         OF EQUITY SECURITIES IN ALL
                                                         REGISTERED INVESTMENT
                                 DOLLAR RANGE OF         COMPANIES OVERSEEN BY
                                 EQUITY SECURITIES       DIRECTOR IN FAMILY OF
NAME OF DIRECTOR                 OWNED  IN THE FUND*     INVESTMENT COMPANIES*
_________________________________________________________________________________________

Independent Fund Directors
_________________________________________________________________________________________

John Cannon                      None                    Over $100,000
Faith Colish                     $1-$10,000**            Over $100,000
Martha C. Goss                   None                    $10,001-$50,000
C. Anne Harvey                   None                    $50,001-$100,000
Robert A. Kavesh                 None                    $10,001-$50,000
Michael M. Knetter               None                    None
Howard A. Mileaf                 None                    Over $100,000
George W. Morriss                None                    $10,001-$50,000
Edward I. O'Brien                None                    Over $100,000
William E. Rulon                 None                    Over $100,000
Cornelius T. Ryan                None                    $10,001-$50,000***
Tom D. Seip                      None                    Over $100,000
Candace L. Straight              None                    Over $100,000
Peter P. Trapp                   None                    Over $100,000
_________________________________________________________________________________________

Directors who are "Interested Persons"
_________________________________________________________________________________________

Jack L. Rivkin                   None                    None
Peter E. Sundman                 None                    Over $100,000
_________________________________________________________________________________________

*     Valuation as of June 28, 2007.

**    Ms. Colish owns 100 shares of common stock of the Fund, constituting less than 1% of the Fund's outstanding shares of common stock.

***   Valuation as of August 16, 2007.

                                       20

INDEPENDENT FUND DIRECTORS' OWNERSHIP OF SECURITIES

     As of May 30, 2007 no Independent Fund Director (or his/her immediate family members) owned securities of NB Management or Neuberger Berman or securities in an entity controlling, controlled by or under common control with
NB Management or Neuberger Berman (not including registered investment companies).

OFFICERS OF THE FUND

     The following table sets forth certain information regarding the officers of the Fund. Except as otherwise noted, each individual has held the positions shown in the table below for at least the last five years. The business address of each listed person is 605 Third Avenue, New York, New York 10158. Officers of
the Fund are appointed by the Directors and serve at the pleasure of the Board.

_____________________________________________________________________________________________

                          POSITION AND
                          LENGTH OF
NAME AND AGE              TIME SERVED           PRINCIPAL OCCUPATION(S)
_____________________________________________________________________________________________

Andrew B. Allard (46)     Anti-Money            Senior Vice President, Neuberger
                          Laundering            Berman since 2006; Deputy General
                          Compliance            Counsel, Neuberger Berman since
                          Officer since         2004; formerly, Vice President,
                          inception             Neuberger Berman, 2000 to 2005;
                                                formerly, Associate General Counsel,
                                                Neuberger Berman, 1999 to 2004;
                                                Anti-Money Laundering Compliance
                                                Officer, seventeen registered investment
                                                companies for which NB Management
                                                acts as investment manager and
                                                administrator (seven since 2002, three
                                                since 2003, four since 2004, one since
                                                2005 and two since 2006).
_____________________________________________________________________________________________

Michael J. Bradler (37)   Assistant             Vice President, Neuberger Berman since
                          Treasurer             2006; Employee, NB Management since
                          since 2005            1997; Assistant Treasurer, seventeen
                                                registered investment companies
                                                for which NB Management acts as
                                                investment manager and administrator
                                                (fifteen since 2005 and two since 2006).
_____________________________________________________________________________________________

                                       21

_____________________________________________________________________________________________

                          POSITION AND
                          LENGTH OF
NAME AND AGE              TIME SERVED           PRINCIPAL OCCUPATION(S)
_____________________________________________________________________________________________

Claudia A. Brandon (50)   Secretary             Senior Vice President, Neuberger
                          since                 Berman since 2007; Vice President-
                          inception             Mutual Fund Board Relations, NB
                                                Management since 2000 and Assistant
                                                Secretary since 2004; formerly,
                                                Vice President, Neuberger Berman,
                                                2002 to 2006 and Employee since
                                                1999; Secretary, seventeen registered
                                                investment companies for which NB
                                                Management acts as investment manager
                                                and administrator (three since 1985,
                                                four since 2002, three since 2003, four
                                                since 2004, one since 2005 and two since
                                                2006).
_____________________________________________________________________________________________

Robert Conti (51)         Vice                  Managing Director, Neuberger Berman
                          President             since 2007; formerly, Senior Vice
                          since                 President, Neuberger Berman, 2003
                          inception             to 2006; formerly, Vice President,
                                                Neuberger Berman, 1999 to 2003;
                                                Senior Vice President, NB Management
                                                since 2000; Vice President, seventeen
                                                registered investment companies
                                                for which NB Management acts as
                                                investment manager and administrator
                                                (three since 2000, four since 2002, three
                                                since 2003, four since 2004, one since
                                                2005 and two since 2006).
_____________________________________________________________________________________________

Brian J. Gaffney (54)     Vice                  Managing Director, Neuberger Berman
                          President             since 1999; Senior Vice President, NB
                          since                 Management since 2000; Vice President,
                          inception             seventeen registered investment
                                                companies for which NB Management
                                                acts as investment manager and
                                                administrator (three since 2000, four
                                                since 2002, three since 2003, four since
                                                2004, one since 2005 and two since
                                                2006).
_____________________________________________________________________________________________

                                       22

_____________________________________________________________________________________________

                          POSITION AND
                          LENGTH OF
NAME AND AGE              TIME SERVED           PRINCIPAL OCCUPATION(S)
_____________________________________________________________________________________________

Maxine L. Gerson (56)     Chief Legal           Senior Vice President, Neuberger
                          Officer since         Berman since 2002; Deputy General
                          2005 (only            Counsel and Assistant Secretary,
                          for purposes          Neuberger Berman since 2001; Senior
                          of sections           Vice President, NB Management since
                          307 and               2006; Secretary and General Counsel,
                          406 of the            NB Management since 2004; Chief
                          Sarbanes-             Legal Officer (only for purposes of
                          Oxley Act of          sections 307 and 406 of the Sarbanes-
                          2002)                 Oxley Act of 2002), seventeen registered
                                                investment companies for which NB
                                                Management acts as investment manager
                                                and administrator (fifteen since 2005
                                                and two since 2006).
_____________________________________________________________________________________________

Sheila R. James (42)      Assistant             Assistant Vice President, Neuberger
                          Secretary             Berman since 2007 and Employee since
                          since                 1999; Assistant Secretary, seventeen
                          inception             registered investment companies
                                                for which NB Management acts as
                                                investment manager and administrator
                                                (seven since 2002, three since 2003, four
                                                since 2004, one since 2005 and two since
                                                2006).
_____________________________________________________________________________________________

Kevin Lyons (52)          Assistant             Employee, Neuberger Berman since
                          Secretary             1999; Assistant Secretary, seventeen
                          since 2003            registered investment companies
                                                for which NB Management acts as
                                                investment manager and administrator
                                                (ten since 2003, four since 2004, one
                                                since 2005 and two since 2006).
_____________________________________________________________________________________________

                                       23

_____________________________________________________________________________________________

                          POSITION AND
                          LENGTH OF
NAME AND AGE              TIME SERVED           PRINCIPAL OCCUPATION(S)
_____________________________________________________________________________________________

John M. McGovern (37)     Treasurer             Senior Vice President, Neuberger
                          and Principal         Berman since 2007; formerly, Vice
                          Financial             President, Neuberger Berman, 2004 to
                          and                   2006; Employee, NB Management since
                          Accounting            1993; Treasurer and Principal Financial
                          Officer since         and Accounting Officer, seventeen
                          2005; prior           registered investment companies
                          thereto,              for which NB Management acts as
                          Assistant             investment manager and administrator
                          Treasurer             (fifteen since 2005 and two since
                          since 2006);          formerly, Assistant Treasurer,
                          inception             fifteen registered investment companies
                                                for which NB Management acts as
                                                investment manager and administrator,
                                                2002 to 2005.
_____________________________________________________________________________________________

Frank Rosato (36)         Assistant             Vice President, Neuberger Berman since
                          Treasurer             2006; Employee, NB Management since
                          since 2005            1995; Assistant Treasurer, seventeen
                                                registered investment companies
                                                for which NB Management acts as
                                                investment manager and administrator
                                                (fifteen since 2005 and two since 2006).
_____________________________________________________________________________________________

Frederic B. Soule (61)    Vice                  Senior Vice President, Neuberger
                          President             Berman since 2003; formerly, Vice
                          since                 President, Neuberger Berman, 1999
                          inception             to 2002; Vice President, seventeen
                                                registered investment companies
                                                for which NB Management acts as
                                                investment manager and administrator
                                                (three since 2000, four since 2002, three
                                                since 2003, four since 2004, one since
                                                2005 and two since 2006).
_____________________________________________________________________________________________

                                       24

_____________________________________________________________________________________________

                          POSITION AND
                          LENGTH OF
NAME AND AGE              TIME SERVED           PRINCIPAL OCCUPATION(S)
_____________________________________________________________________________________________

Chamaine Williams         Chief                 Senior Vice President, Neuberger
(36)                      Compliance            Berman since 2007; Chief Compliance
                          Officer since         Officer, NB Management since 2006; Senior
                          2005                  Vice President, Lehman Brothers Inc. since
                                                2007; formerly, Vice President, Lehman
                                                Brothers Inc., 2003 to 2006; Chief Compliance
                                                Officer, seventeen registered investment
                                                companies for which NB Management acts as
                                                investment manager and administrator (sixteen
                                                since 2005 and one since 2006); Chief Compliance
                                                Officer, Lehman Brothers Asset Management Inc.
                                                since 2003; Chief Compliance Officer, Lehman
                                                Brothers Alternative Investment Management
                                                LLC since 2003; formerly, Vice President,
                                                UBS Global Asset Management (US) Inc.
                                                (formerly, Mitchell Hutchins Asset Management,
                                                a wholly-owned subsidiary of PaineWebber Inc.),
                                                1997 to 2003.
_____________________________________________________________________________________________

COMPENSATION OF DIRECTORS

     The following table sets forth information concerning the compensation of the Fund's Directors. The Fund does not have any pension or retirement plan for its Directors. For the fiscal year ended October 31, 2006, the Directors received the amounts set forth in the following table from the Fund. Since April
2005, the Directors have agreed to forego their directors' fees for an indefinite period to help offset expenses incurred by the Fund in resisting the unsolicited partial tender offer launched by two trusts advised by Stewart R.
Horejsi. For the calendar year ended December 31, 2006, the Directors received the compensation set forth in the following table for serving as Trustees or
Directors of investment companies in the "Fund Complex." Each officer and
Director who is a director, officer or employee of NB Management, Neuberger
Berman or any entity controlling, controlled by or under common control with NB
Management or Neuberger Berman serves as a Director and/or officer without any compensation from the Fund.

                                       25

                             TABLE OF COMPENSATION

                                                            TOTAL COMPENSATION FROM REGISTERED
                                    COMPENSATION FROM     INVESTMENT COMPANIES IN THE NEUBERGER
NAME AND POSITION                  THE FUND FOR FISCAL    BERMAN FUND COMPLEX PAID TO DIRECTORS
WITH THE FUND                      YEAR ENDED 10/31/06       FOR CALENDAR YEAR ENDED 12/31/06
_______________________________________________________________________________________________

Independent Fund Directors*
_______________________________________________________________________________________________

John Cannon
     Director                            $0                             $109,719
Faith Colish
     Director                            $0                             $102,864
C. Anne Harvey
     Director                            $0                             $102,864
Robert A. Kavesh
     Director                            $0                             $102,864
Michael M. Knetter**
     Director                            $0                             $  6,077
Howard A. Mileaf
     Director                            $0                             $109,719
George W. Morriss**
     Director                            $0                             $  6,375
Edward I. O'Brien
     Director                            $0                             $102,864
William E. Rulon
     Director                            $0                             $102,864
Cornelius T. Ryan
     Director                            $0                             $113,645
Tom D. Seip
     Lead Independent
     Director                            $0                             $128,341
Candace L. Straight
     Director                            $0                             $102,864
Peter P. Trapp
     Director                            $0                             $102,372
_______________________________________________________________________________________________

Directors who are "Interested Persons"
_______________________________________________________________________________________________

Jack L. Rivkin
     Director and President              $0                                $0
Peter E. Sundman
     Director, Chairman of the
     Board and Chief Executive
     Officer                             $0                                $0
_______________________________________________________________________________________________

*  Ms. Goss joined the Board in June 2007. She did not receive any compensation from the Fund for its fiscal year ended October 31,
   2006 or from the Neuberger Berman Fund Complex for the calendar year ended December 31, 2006.

** Dr. Knetter and Mr. Morriss joined the Board in February 2007. They served on the board of another fund managed by an affiliate of NB Management during part of 2006.

                                       26

VOTE REQUIRED

     Faith Colish, Michael M. Knetter, Cornelius T. Ryan, Peter P. Trapp and
Peter E. Sundman each must be elected by the holders of a plurality of the votes cast of the Fund's outstanding Common Shares and Preferred Shares, voting together. Unless a contrary specification is made on executed proxy card(s), shares will be voted FOR each Nominee.

 THE BOARD OF DIRECTORS OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
                                 EACH NOMINEE.

                                 PROPOSAL NO. 2:
           APPROVAL OF A PROPOSAL TO LIQUIDATE AND DISSOLVE THE FUND,
            AS SET FORTH IN THE PLAN OF LIQUIDATION AND DISSOLUTION

BACKGROUND

     Your Board of Directors is proposing that the Fund be liquidated and dissolved. As you know, beginning in September 2004, an unsolicited partial tender offer has been made to holders of Common Shares, initially by two trusts, and more recently by a single trust, Lola Brown Trust No. 1B, advised by Stewart
R. Horejsi (the "Horejsi Trust"). The Board of Directors determined that this offer, if successful, would be harmful to the Fund's stockholders. Accordingly, the Board pursued several defensive measures, including litigation. In an opinion issued in May 2007, the United States District Court for the District of
Maryland decided most of the pending claims in that litigation and upheld the
Fund's principal takeover defenses, including, among other things, the Fund's adoption of "poison pills" and the Fund's decision to opt into the MCSAA. As discussed below, the Horejsi Trust may revise the terms of its tender offer to address several concerns raised by the Board and, if so revised and consummated on a date sufficiently in advance of September 27, 2007, the Board may determine to withdraw its liquidation proposal.

     The Board continues to believe that it has been in the stockholders' best interest to defend against the takeover on its original terms. The partial nature of the tender offer did not afford all stockholders the opportunity to exit the Fund, despite the significant changes to, among other things, the
Fund's investment objective being proposed by the Horejsi Trust. The Horejsi
Trust, for example, indicated that, if successful in its bid, it would consider naming Boulder Investment Advisers LLC ("Boulder") as the investment adviser to the Fund as well as taking the Fund in a new direction. The Board has observed that, since the announcement of the tender offer, the two closed-end funds advised by Boulder - Boulder Growth & Income Fund, Inc. ("BIF") and Boulder
Total Return Fund, Inc. ("BTF" and, together, the "Boulder Funds") - have incurred markedly higher advisory fees and higher overall expense ratios. The advisory fees paid to Boulder and its affiliates are 1.25% of each Boulder
Fund's average monthly net assets (including the principal amount of leverage, if any). In contrast, the Fund's

                                       27

normal stated management fee is 0.60%(2) of its average daily managed assets
(including assets attributable to leverage). In addition, the Board continues to believe that the original price offered by the Horejsi Trust, which initially equaled the last sale price per Common Share reported by the NYSE the day before the tender offer and was lower than the net asset value per Common Share and has been, since September 2004, below the net asset value per Common Share, was not adequate.

     At regular intervals since the announcement of the tender offer, the Board has considered, among other things, the terms, conditions and any changes in the
Horejsi Trust's tender offer, the potential impact on the Fund and its stockholders of the actions proposed by the Horejsi Trust in its tender offer documents, the performance of the Fund, both in absolute terms and relative to the funds managed by Mr. Horejsi, ways to minimize the costs incurred in defending the Fund and its stockholders, and alternatives to the course of action that the Board was pursuing. Throughout this process, the Fund's independent Directors had the opportunity to confer separately from management and were represented by experienced 1940 Act counsel, and the Fund was advised by experienced take-over counsel.

     Defending the Fund and its stockholders against the tender offer and related matters has involved significant time and effort but the Board and NB
Management have taken several measures to minimize the impact of the costs of these efforts: NB Management and Neuberger Berman have waived all fees since
September 2004; the Fund's Directors have waived their Directors' fees; the Fund has sought and received insurance proceeds to offset litigation costs incurred in defending claims by the Horejsi Trust and another party in a related lawsuit;
the Fund conducted a self-tender offer in October 2004, as part of the Fund's defense against the tender offer, which had an accretive positive impact on the
Fund; and the Fund issued Common Shares in a private placement to Neuberger
Berman to raise funds in connection with the self-tender. As of June 30, 2007, these measures have offset all but approximately 7.5% of the expenses incurred in defending the Fund and its stockholders, representing approximately $0.16 per
Common Share.

     The Board, however, has observed that the Fund's stockholder base has evolved since the announcement of the tender offer to include a greater concentration of institutional investors interested in realizing full net asset value for their Common Shares through open-ending or liquidating the Fund. The
Board has considered the views of these investors. One of these investors instituted legal action against the Fund in an effort to impose an agenda upon the Fund not supported by the Fund's Board. The Fund has prevailed on all the motions made in that litigation and, as described below, has since settled the litigation.

     Notwithstanding the Fund's success in resisting the Horejsi Trust's tender offer and the litigation initiated against it, the Board has come to the conclusion that the Fund's small size and current stockholder composition leave it vulnerable to difficulties and to a risk of mounting expenses in the future.
Over several meetings, the Board

(2) Due to a contractual fee waiver entered into at the inception of the Fund, the management fee actually paid by the Fund when the tender offer commenced was 0.20% of average daily managed assets.

                                       28

carefully evaluated alternatives to liquidation but determined that liquidation was the best option available for the Fund and its stockholders. The potential courses of action the Board considered include, among other things, converting to an open-end fund, converting to an interval fund, converting to an exchange-traded fund, making a onetime self tender offer to give all stockholders a chance to redeem at net asset value, converting to a non-fund structure and attempting to continue the Fund as it is. The Board considered the projected cost of each option and other information provided by management, including management's analysis of the impact of such options on various factors affecting stockholders and their investments.

     The Board noted that converting the Fund to an open-end structure would require that the Fund redeem all Preferred Shares and offer all holders of
Common Shares the right to redeem at any time at a price based on net asset value - steps that would substantially reduce the size of the Fund and thus increase the per-share costs for the remaining stockholders to levels that are likely to be unacceptable. Furthermore, the complete redemption of the Preferred
Shares and ongoing redemption of Common Shares would require the Fund to bear considerable transaction costs and recognize substantial net capital gains, which indirectly would be borne and recognized (through capital gain distributions) by all holders of Common Shares, whether or not they chose to redeem. These significant changes would also disrupt the Fund's portfolio strategy.

     Similarly, the Board determined that converting the Fund to an interval fund, which would make periodic self-tenders, would not be in the stockholders'
best interests because the substantial number of Common Shares held by institutional investors would likely mean that the Fund's self-tenders would be fully subscribed until those investors were satisfied, again reducing the size of the Fund to a point where fixed costs would likely produce an unacceptable level of per-share expenses. The Board also noted that most interval funds are not exchange listed, in part to prevent arbitrageurs from buying Common Shares at a discount on the exchange and selling into the funds' periodic self-tender offers. However, delisting reduces the liquidity available to all investors.
Furthermore, although interval funds are able to use leverage just as are other closed-end funds, the expected shrinkage of the Fund in the early self-tenders and the periodic need for cash in connection with ongoing repurchases would introduce considerable uncertainty into the leverage process.

     The Board also determined that, under present SEC requirements, converting the Fund to an exchange-traded fund would involve significant changes to the
Fund's investment strategy, eliminate active management of the portfolio, and require the Fund to terminate its program of leverage through Preferred Shares.
Finally, the Board is concerned that a one-time self tender offer may increase stockholder costs due to shrinkage of Fund assets and may disrupt the Fund's leverage and investment programs.

     The Board considered that liquidation would require the Fund to realize and distribute net capital gain that some holders of Common Shares might not have intended to realize at the present time. As of August 10, 2007, we estimate the gain to total approximately $42,287,637, or approximately $10.17 per Common
Share. The Board

                                       29

also considered whether liquidation of the Fund's portfolio could have an adverse effect on the prices of its portfolio securities, but determined that any such effect would not likely be material because the Fund's average holdings in each issuer are relatively small. The Board was aware that upon liquidation both management's and the Board members' voluntary agreements to waive their fees to offset certain expenses that have been incurred to defend against the tender offer and related matters would terminate. On the other hand, the liquidation of assets and dissolution of the Fund will have the effect of permitting the Fund's stockholders to invest the distributions to be received by them upon the Fund's liquidation in investment vehicles of their own choice.

     Since announcing liquidation, the Board received several inquiries from multiple sources regarding alternatives to liquidation, including a suggestion to replace the adviser, which would have resulted in a new investment strategy and a partial tender offer, and a proposal by the Horejsi Trust to revise the terms of its existing tender offer. The Board delayed the mailing of the proxy statement and the date of the stockholder meeting in order to give each alternative thorough consideration.

POSSIBLE REVISED TENDER OFFER

     The Fund, the Horejsi Trust and related defendants are currently engaged in settlement discussions to fully resolve their ongoing litigation. As part of the contemplated settlement, the Board anticipates that the Horejsi Trust may amend its existing tender offer to be significantly more favorable to stockholders than its initial offer. Should that occur, the Board intends to cause the Fund to POSTPONE UNTIL SEPTEMBER 27, 2007 THE VOTE ON LIQUIDATING AND DISSOLVING THE
FUND. If such a revised tender offer is made and closes (which will occur only if the Horejsi Trust would thereby own more than 50% of the outstanding shares of the Fund) on a date sufficiently in advance of September 27, 2007 for the
Horejsi Trust to demonstrate the required ownership ("Potential Closing Date"), the Fund would expect to withdraw the proposal to vote on liquidation and abandon the Plan. Conversely, if the revised tender offer has not closed by the
Potential Closing Date, the liquidation vote would be conducted at the adjourned meeting on September 27, 2007.

     If a revised tender offer is made, holders of Common Shares will receive tender offer documents from the Horejsi Trust regarding the terms of the tender offer and should review them carefully.

     Absent a tender offer on terms acceptable to the Board successfully closing by the Potential Closing Date, the Board has unanimously concluded that the liquidation and subsequent dissolution of the Fund is advisable and in the best interests of the Fund's stockholders. This decision is based on the foregoing considerations and other relevant factors, and despite the Fund's performance record and the Board's belief that the Fund has offered stockholders a significant opportunity to invest in income-producing equity securities of real estate companies.

                                       30

SUMMARY OF PLAN OF LIQUIDATION AND DISSOLUTION

     The Board, including all of the Directors who are not "interested persons"
(as that term is described in the 1940 Act) of the Fund, has approved the Plan of Liquidation and Dissolution. The following summary of the Plan does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan, a copy of which is attached hereto as Appendix B. Stockholders are urged to read the Plan in its entirety.

     EFFECTIVE DATE OF THE PLAN AND CESSATION OF THE FUND'S ACTIVITIES AS AN
INVESTMENT COMPANY. The Plan will become effective only upon its approval by the holders of a majority of the outstanding Shares of the Fund entitled to be cast thereon (the "Effective Date"). As soon as practicable after this event, (i) the
Fund will redeem the Preferred Shares in accordance with the Fund's Articles
Supplementary Creating and Fixing the Rights of Auction Preferred Shares, Series
A ("Articles Supplementary"), and pay all distributions due to Preferred Shares,
(ii) the Fund will cease its business as an investment company, (iii) the Fund's affairs will be wound up as the Board authorizes and directs and (iv) the Fund will liquidate and dissolve in accordance with the Plan and Maryland law
(including filing Articles of Dissolution) and will file a Form N-8F to de-register under the 1940 Act. The Fund will, nonetheless, continue to meet the source of income, asset diversification and distribution requirements applicable to regulated investment companies through the last day of its final taxable year. (See "Federal Income Tax Consequences" below.)

     LIQUIDATING DISTRIBUTIONS, CLOSING OF BOOKS AND RESTRICTION ON TRANSFER OF
SHARES. The Plan provides that, as soon as reasonably practicable after (1)
receiving stockholder approval, (2) paying or adequately providing for the payment of the Fund's charges, taxes, expenses, and liabilities, whether due, accrued, or anticipated, as the Board determines including all dividends due to
Preferred Shares, (3) redeeming the Preferred Shares in accordance with the
Fund's Articles Supplementary, and (4) receiving releases, indemnities, and refunding agreements, which the Board deems necessary for its protection, the
Fund's remaining assets will be converted to cash, which will be distributed in one or more (if necessary) distributions to its stockholders of record as of the
Effective Date (each, a "Stockholder") in redemption and cancellation of their
Common Shares or to the Trust (as defined below). At the time such distribution
(or, if there is more than one distribution, the last such distribution) is made, each Stockholder's interest in the Fund will be fixed and its books will be closed. Thereafter, unless the books of the Fund are reopened because the
Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the Stockholders' respective interests in the Fund's assets will not be transferable and the Fund's Common Shares will cease to be traded on the
NYSE.

     The amount of the liquidating distribution(s) will be made to each
Stockholder who holds Common Shares in proportion to the number of such Common
Shares held thereby at that time.

                                       31

     If the Board, in its discretion, determines that it is necessary or prudent to withhold cash from the distribution(s) to Stockholders pursuant to the foregoing paragraphs in an amount that the Board determines is reasonably sufficient to discharge (i) any liabilities that may result from any ongoing litigation involving the Fund that remains unsettled at the initial distribution date, (ii) unpaid liabilities of the Fund on its books on such date and (iii)
any other liabilities of the Fund the Board or the officers of the Fund reasonably determine to exist that are not on its books on such date, then such amount of cash shall be distributed to the trustees of a liquidating trust for the benefit of the Stockholders ("Trust"); the Board currently estimates that
$500,000 will be distributed to the Trust. The expenses of the Trust will be charged against the assets therein. As soon as possible after the conclusion, by court order, settlement, or otherwise, of any such litigation and payment of any amount required thereby and payment of the liabilities described in clauses (ii)
and (iii), the remaining assets in the Trust, if any, will be distributed to the
Stockholders in the same proportion as distributions pursuant to the foregoing paragraphs (provided that distributions will be made to the Stockholders who hold Preferred Shares only if, and to the extent, the liquidation preference applicable to those Shares exceeds the amount(s) previously distributed pursuant to the foregoing description).

     EXPENSES OF LIQUIDATION AND DISSOLUTION. Except for the expenses of the
Trust (as discussed above), the Fund will bear all the expenses incurred in connection with carrying out the Plan, including the cost of liquidating its assets and dissolving its existence. The Fund does not expect these costs to exceed one half of one percent of net asset value.

     AMENDMENT OR ABANDONMENT OF THE PLAN. The Board may authorize variations from, or amendments of, the provisions of the Plan (other than the terms of the liquidating distribution(s)) that it deems necessary or appropriate to effect the distribution(s) and the Fund's liquidation and dissolution.

FEDERAL INCOME TAX CONSEQUENCES

     The following is only a general summary of certain federal income tax consequences of the Fund's liquidation and dissolution pursuant to the Plan and is limited in scope. It is based on current provisions of the Internal Revenue
Code of 1986, as amended ("Code"), the regulations promulgated thereunder, judicial decisions and administrative pronouncements, all of which are subject to change, possibly with retroactive effect. The Fund has not sought a ruling from the Internal Revenue Service ("IRS") with respect to the consequences of its liquidation and dissolution. The statements below, therefore, are not binding on the IRS, and there can be no assurance that the IRS will concur with this summary or that the federal income tax consequences to any stockholder of receiving a liquidating distribution will be as set forth below. Neither state nor local tax consequences thereof are discussed herein, and implementing the
Plan may affect certain stockholders differently, depending on their particular tax situations. Stockholders thus should consult their own tax advisers regarding the application of the federal income tax law to their particular situation and the state, local, foreign and other tax consequences of the Fund's liquidation.

                                       32

     The Fund currently qualifies, and expects to continue to qualify during the liquidation period, as a regulated investment company under the Code ("RIC"). It therefore expects to not be taxed on any ordinary income it earns or any of the net capital gains it realizes from the sale of its assets pursuant to its liquidation. In the unlikely event that the Fund loses its status as a RIC during the liquidation period, it would be subject to federal income tax.

     The liquidating distribution(s) received by a stockholder who is a "United
States person" (as defined in the Code) should be treated as payment in exchange for the stockholder's Shares. As a result, each such stockholder would recognize gain or loss in an amount equal to the difference between the stockholder's adjusted tax basis in his or her Shares and the liquidating distribution(s) he or she receives. If the Shares are held as capital assets, such gain or loss generally would be characterized as capital gain or loss, which would be long-term capital gain - taxable to individual stockholders at a maximum federal income tax rate of 15% - or loss if the Shares have been held for more than one year. Corporate stockholders should note that no preferential federal income tax rate applies to a corporation's net capital gain (i.e., the excess of net long-term capital gain over net short-term capital loss), so all income and gain a corporate stockholder recognizes pursuant to the Fund's liquidation (including any described in the following paragraph) will be subject to tax at the same federal income tax rate.

     Under certain circumstances, such as if the Fund becomes a personal holding company for federal income tax purposes during the liquidation period, the Fund might be required to designate some parts of the liquidating distribution(s) as ordinary and/or capital gain dividends to maintain its status in liquidation as a RIC. In that event, the liquidating distribution(s) a stockholder receives could consist, for those purposes, of one or more of the following three elements: (1) a capital gain dividend (designated as such) to the extent of any undistributed net capital gain the Fund recognizes during its final taxable year, taxable to the stockholder as long-term capital gain; (2) an ordinary income dividend to the extent of the Fund's undistributed net investment income
(over and above expenses) earned and the excess of net short-term capital gain over net long-term capital loss realized, during that year, taxable as ordinary income; and (3) a distribution treated as in payment for the stockholder's
Shares, taxable as described above. The Fund will notify its stockholders as to the portions, if any, of the liquidating distribution(s) that constitute a capital gain dividend and an ordinary income dividend, respectively, pursuant to the foregoing within 60 days after the close of 2007.

     The Fund must withhold and remit to the U.S. Treasury 28% of liquidating distributions (regardless of the extent to which gain or loss may be realized)
otherwise payable to any individual or certain other non-corporate stockholder who fails to certify that the taxpayer identification number furnished to the
Fund is correct or who furnishes an incorrect number (together with the withholding described in the next sentence, "backup withholding"). If any part of the liquidating distribution(s) is treated as ordinary and/or capital gain dividends pursuant to the preceding paragraph, withholding at that rate also would be required from such part that is otherwise payable to such a stockholder who is subject to backup withholding for any other reason.

                                       33

Backup withholding is not an additional tax, and any amounts so withheld may be credited against a stockholder's federal income tax liability or refunded.

     As noted, the Horejsi Trust may present to holders of Common Shares a revised tender offer on significantly more favorable terms than it has in the past. This tender offer would provide an alternative to liquidation for such stockholders. If the Horejsi Trust revises its tender offer, holders of Common
Shares should review the Horejsi Trust's tender offer documents, which will be filed with the SEC, regarding the income tax consequences of tendering to the
Horejsi Trust.

IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE 1940 ACT

     The Plan provides that, as soon as practicable after the Effective Date, the Fund will cease doing business as a registered investment company and will apply for deregistration under the 1940 Act. Accordingly, a vote in favor of the
Plan will constitute a vote in favor of such a course of action. It is expected that the SEC will issue an order approving the deregistration of the Fund if the
Fund is no longer doing business as an investment company, although there can be no assurance given that the SEC will issue such an order. Until the Fund's deregistration becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

PROCEDURE FOR DISSOLUTION UNDER MARYLAND LAW

     After the Effective Date and following satisfaction of the requirements of the MGCL, Articles of Dissolution will be executed, acknowledged and filed in accordance with the MGCL.

     Upon the filing and acceptance for recording of such Articles of
Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying, and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized.
The Fund's Board of Directors will be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The Director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund.

LITIGATION SETTLEMENT

     The Fund has entered into an agreement settling litigation filed by Full
Value Partners, L.P. ("Full Value") in the District Court of Maryland in October
2004 against the Fund and certain of its directors relating to takeover defenses adopted by the Fund in September 2004 to defend against a hostile tender offer by entities affiliated with Stuart R. Horejsi. The parties have entered into the settlement to eliminate the burden, expense, and distraction of further litigation. As part of the agreement, Full Value and other entities affiliated with investor Phillip Goldstein have agreed that, at the

                                       34

Meeting and any adjournments thereof, they will vote their Fund shares on each matter in accordance with the Board of Directors' recommendation.

     The Fund Board is currently engaged in settlement discussions with the
Horejsi Trust and related defendants to resolve their ongoing litigation, described in part above.

VOTE REQUIRED

     Approval of the Plan requires the affirmative vote of at least a majority of the Fund's outstanding Common Shares and Preferred Shares entitled to vote on the matter, voting together. Unless a contrary specification is made on executed proxy card(s), shares will be voted FOR approval of the Plan.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR"
                THE PROPOSAL TO LIQUIDATE AND DISSOLVE THE FUND.

                           INFORMATION ON THE FUND'S
                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Ernst & Young LLP ("Ernst & Young") audited the financial statements for the fiscal year ended October 31, 2006 for the Fund. Ernst & Young, 200
Clarendon Street, Boston, MA 02116, serves as the independent registered public accounting firm for the Fund and provides audit services, tax compliance services and assistance and consultation in connection with the review of the
Fund's filings with the SEC. In the opinion of the Audit Committee, the services provided by Ernst & Young are compatible with maintaining the independence of the Fund's independent registered public accounting firm. The Board of Directors of the Fund has selected Ernst & Young as the independent registered public accounting firm for the Fund for the fiscal year ending October 31, 2007. Ernst
& Young has served as the Fund's independent registered public accounting firm since the Fund's inception. Ernst & Young has informed the Fund that it has no material direct or indirect financial interest in the Fund.

     Representatives of Ernst & Young are not expected to be present at the
Meeting but have been given the opportunity to make a statement if they so desire and will be available should any matter arise requiring their presence.

AUDIT FEES

     The aggregate fees billed by Ernst & Young for the audit of the annual financial statements of the Fund for the fiscal years ended October 31, 2006 and
October 31, 2005 and for the review of the financial statements included in the
Fund's regulatory filings were $33,500 and $31,250, respectively, for the fiscal years ended October 31, 2006 and October 31, 2005.

AUDIT-RELATED FEES

     The aggregate audit-related fees billed by Ernst & Young for the fiscal years ended October 31, 2006 and October 31, 2005, for performing agreed-upon procedures for the Preferred Shares of the Fund, were $6,250 and $6,000, respectively.

                                       35

TAX FEES

     The aggregate fees billed by Ernst & Young for the fiscal years ended
October 31, 2006 and October 31, 2005, for tax compliance, tax advice, and tax planning, were $9,500 and $8,700, respectively.

ALL OTHER FEES

     Aggregate fees billed by Ernst & Young during the fiscal years ended
October 31, 2006 and October 31, 2005, for other services provided to the Fund, were $0 and $0, respectively.

     Aggregate fees billed by Ernst & Young during the fiscal years ended
October 31, 2006 and October 31, 2005, for non-audit services to the Fund, NB
Management and Neuberger Berman, were $141,750 and $175,350, respectively.

     The Audit Committee has considered these fees and the nature of the services rendered, and has concluded that they are compatible with maintaining the independence of Ernst & Young. The Audit Committee did not approve any of the services described above pursuant to the "de minimis exceptions" set forth in Rule 2-01(c)(7)(i)(C) and Rule 2-01(c)(7)(ii) of Regulation S-X. Ernst &
Young did not provide any audit-related services, tax services or other non-audit services to NB Management or Neuberger Berman that the Audit Committee was required to approve pursuant to Rule 2-01(c)(7)(ii) of Regulation S-X.

                                 OTHER MATTERS

     No business, other than as set forth above, is expected to come before the
Meeting. Should any other matters requiring a vote of stockholders properly come before the Meeting, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment in the interests of the Fund.

                             STOCKHOLDER PROPOSALS

     The Fund's Bylaws require stockholders wishing to nominate Directors or make proposals to be voted on at the Fund's annual meeting to provide notice of the nominations or proposals in writing delivered or mailed by first class
United States mail, postage prepaid, to the Secretary of the Fund. If the Fund holds an annual meeting in 2007, the Secretary must receive any nomination or proposal sought to be considered at that meeting no later than September 17,
2007 and such nomination or proposal must satisfy the other requirements of the federal securities laws. Timely submission of a nomination or proposal does not guarantee that such nomination or proposal will be included. The chairperson of the Meeting may refuse to acknowledge a nomination or other proposal by a stockholder that is not made in the manner described above.

                                       36

                   NOTICE TO BANKS, BROKER-DEALERS AND VOTING
                          TRUSTEES AND THEIR NOMINEES

     Please advise the Fund, c/o its Secretary, at 605 Third Avenue New York,
New York 10158, whether other persons are beneficial owners of shares for which proxies are being solicited and, if so, the number of copies of the Proxy
Statement you wish to receive in order to supply copies to such beneficial owners of shares.

                                             By order of the Board of Directors,

                                             /s/ Claudia A. Brandon
                                             Claudia A. Brandon,
                                             Secretary

Dated: August 16, 2007

                                       37

                                                                      APPENDIX A

                             AUDIT COMMITTEE REPORT

                 NEUBERGER BERMAN DIVIDEND ADVANTAGE FUND INC.
                 NEUBERGER BERMAN INCOME OPPORTUNITY FUND INC.
               NEUBERGER BERMAN INTERMEDIATE MUNICIPAL FUND INC.
          NEUBERGER BERMAN CALIFORNIA INTERMEDIATE MUNICIPAL FUND INC.
           NEUBERGER BERMAN NEW YORK INTERMEDIATE MUNICIPAL FUND INC.
                 NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.
            NEUBERGER BERMAN REAL ESTATE SECURITIES INCOME FUND INC.
                    NEUBERGER BERMAN REALTY INCOME FUND INC.
                          (COLLECTIVELY, THE "FUNDS")

     The Audit Committees of the Boards of Directors of the Funds operate pursuant to a Charter, which sets forth the role of an Audit Committee in a
Fund's financial reporting process. Pursuant to the Charter, the role of the
Audit Committee is to oversee the Fund's accounting and financial reporting processes and the quality and integrity of the Fund's financial statements and the independent audit of those financial statements. The Committee is responsible for, among other things, recommending the initial and ongoing engagement of the independent registered public accounting firm and reviewing the scope and results of each Fund's annual audit with the Fund's independent registered public accounting firm. Fund management is responsible for the preparation, presentation and integrity of the Funds' financial statements and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm for the Funds is responsible for planning and carrying out proper audits and reviews.

     The Audit Committees met on December 12, 2006 to review each Fund's audited financial statements for the fiscal year ended October 31, 2006. In performing this oversight function, the Audit Committees have reviewed and discussed the audited financial statements with the Funds' management and their independent registered public accounting firm, Ernst & Young LLP ("E&Y"). The Audit
Committees have discussed with E&Y the matters required to be discussed by
Statement on Auditing Standards No. 61, as amended, and have received the written disclosures and the letter from E&Y required by Independence Standards
Board Standard No. 1. The Audit Committees also have discussed with E&Y its independence.

     The members of the Audit Committees are not employed by the Funds as experts in the fields of auditing or accounting and are not employed by the
Funds for accounting, financial management or internal control purposes. Members of the Audit Committees rely without independent verification on the information provided and the representations made to them by management and E&Y.

                                      A-1

     Based upon this review and related discussions, and subject to the limitation on the role and responsibilities of the Audit Committee set forth above and in the Charter, the Audit Committees recommended to the Board of
Directors that the audited financial statements be included in each Fund's
Annual Report to Stockholders for the fiscal year ended October 31, 2006.

     The members of the Audit Committees are listed below. Each has been determined to be independent pursuant to American Stock Exchange Rule 121B(b)(1)
and New York Stock Exchange Rule 303.01.

John Cannon
Howard A. Mileaf
Cornelius T. Ryan (Chairman)
Tom D. Seip
Peter P. Trapp

December 12, 2006

                                      A-2

                                                                      APPENDIX B

                      PLAN OF LIQUIDATION AND DISSOLUTION

                 NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.

     THIS PLAN OF LIQUIDATION AND DISSOLUTION ("PLAN") is made by Neuberger
Berman Real Estate Income Fund Inc., a Maryland corporation that is registered with the Securities and Exchange Commission ("COMMISSION") as a closed-end management investment company under the Investment Company Act of 1940, as amended ("1940 ACT") ("CORPORATION").

                                    RECITALS

     A. The Corporation's board of directors ("BOARD," and members thereof,
"DIRECTORS"), including the Directors who are not "INTERESTED PERSONS" (as that term is defined in the 1940 Act) of the Corporation, has unanimously determined that the Corporation's continuation is not in the best interests of the
Corporation or its stockholders.

     B. Article ELEVENTH, paragraphs A and C, of the Corporation's Articles of
Incorporation, as supplemented by Articles Supplementary Creating and Fixing the
Rights of Auction Preferred Shares, Series A ("ARTICLES SUPPLEMENTARY")
("PREFERRED SHARES"), and amended by Certificates of Correction (collectively,
"CHARTER"), require the affirmative vote or consent of 75% of the Directors and of the holders of 75% of the Corporation's outstanding shares of capital stock
("SHARES") for, among other things, the Corporation's dissolution or liquidation
(paragraph C.7. of such article).

     C. Article ELEVENTH, paragraph D, of the Charter provides that the provisions of that article shall not apply to any transaction described in paragraph C thereof if the Board authorizes such transaction by an affirmative vote of a majority of the Directors, including a majority of the Directors who are not "interested persons" of the Corporation.

     D. The Board, including the Directors who are not "interested persons" of the Corporation, has unanimously determined that the Corporation's dissolution and liquidation is in the best interests of the Corporation and of its stockholders. Accordingly, Article ELEVENTH of the Charter does not apply thereto.

     E. Article TENTH of the Charter requires the affirmative vote of a majority of the votes entitled to be cast thereon (or by a majority of the votes entitled to be cast thereon by each class when the Corporation is required to obtain a vote by one or more separate classes) to approve any action requiring stockholder approval. Liquidation of the Corporation requires the affirmative vote of more than 50% of the outstanding Shares ("REQUIRED VOTE").

                                      B-1

                                   PROVISIONS

     This Plan, as set forth below, shall be effective from and after the date the Required Vote is received ("EFFECTIVE DATE").

     ARTICLE 1. LIQUIDATION AND DISSOLUTION; DIRECTORS' POWERS

     (a) The Corporation is hereby liquidated and dissolved as soon as practicable after the Effective Date, whereupon it shall cease its business as an investment company and its affairs shall be wound up as the Board authorizes and directs.

     (b) The Board authorizes the appropriate parties to wind up the
Corporation's affairs. All powers of the Directors under the Charter and the
Corporation's Bylaws shall continue, including the powers to (1) fulfill and/or discharge the Corporation's contracts, (2) collect the Corporation's assets, (3)
sell, convey, assign, exchange, transfer, and/or otherwise dispose of all or any part of the Corporation's remaining property to one or more persons at public or private sale for consideration that may consist in whole or in part of cash, securities, or other property of any kind, (4) declare and pay final distributions on the Preferred Shares and pay all cumulative declared dividends thereon that remain unpaid as of immediately before the distribution described in Article 3, (5) redeem the Preferred Shares in accordance with the Articles
Supplementary, (6) discharge and/or pay the Corporation's liabilities, (7)
prosecute, settle, and/or compromise claims of the Corporation to which it is subject, (8) file final state and federal tax returns for the Corporation, (9)
mail notice to all known creditors and employees, if any, of the Corporation, at their respective addresses shown on the Corporation's records, and (10) do all other acts necessary or appropriate to wind up the Corporation's business.

     ARTICLE 2. FILINGS WITH GOVERNMENTAL AUTHORITIES

     (a) The Board authorizes the appropriate parties to prepare and execute
Articles of Dissolution and to file same for record with the Maryland State
Department of Assessments and Taxation.

     (b) The Board authorizes the appropriate parties to file any other documents required by any other applicable governmental authority, including
Internal Revenue Service Form 966 (entitled "Corporate Dissolution or
Liquidation").

     (c) As soon as practicable after distribution of the Corporation's assets pursuant to paragraph (b) of Article 3, the Corporation shall prepare and file a
Form N-8F with the Commission to de-register the Corporation under the 1940 Act.
The Corporation also shall file with the Commission, if required, a final Form
N-SAR.

     ARTICLE 3. LIQUIDATION PROCEDURES

     (a) The Board authorizes all actions to be taken such that the Corporation will apply its assets to the payment of all its existing debts and obligations, including necessary expenses of redeeming and canceling the Shares and its liquidation and dissolution.

                                      B-2

     (b) The Board directs that, as soon as reasonably practicable after (1)
receiving the Required Vote, (2) paying or adequately providing for the payment of the Corporation's charges, taxes, expenses, and liabilities, whether due, accrued, or anticipated, as the Directors determine, including all the dividends described in clause (4) of paragraph (b) of Article 1, (3) redeeming the
Preferred Shares in accordance with the Articles Supplementary, and (4)
receiving releases, indemnities, and refunding agreements the Board deems necessary for its protection, the Corporation's remaining assets shall be converted to cash, which shall be distributed in one or more (if necessary)
distributions to its stockholders of record as of the Effective Date (each, a
"Stockholder") in redemption and cancellation of their Shares of common stock of the Corporation ("Common Shares") or to the Trust (as defined in the following paragraph (c)). At the time such distribution (or, if there is more than one distribution, the last such distribution) is made, each Stockholder's interest in the Corporation shall be fixed and its books shall be closed. The amount of the liquidating distribution(s) shall be made to each Stockholder who holds
Common Shares in proportion to the number of such Common Shares held thereby at that time.

     (c) If the Board, in its discretion, determines that it is necessary or prudent to withhold cash from the distribution(s) to Stockholders pursuant to paragraph (b) in an amount that the Board determines is reasonably sufficient to discharge (i) any liabilities that may result from any ongoing litigation involving the Corporation that remains unsettled at the initial distribution date, (ii) unpaid liabilities of the Corporation on its books on such date, and
(iii) any other liabilities of the Corporation the Board or the officers of the
Corporation reasonably determine to exist that are not on its books on such date, then such amount of cash shall be distributed to the trustees of a liquidating trust for the benefit of the Stockholders ("Trust"). The expenses of the Trust shall be charged against the assets therein. As soon as possible after the conclusion, by court order, settlement, or otherwise, of any such litigation and payment of any amount required thereby, and payment of the liabilities described in clauses (ii) and (iii), the remaining assets in the Trust, if any, shall be distributed to the Stockholders in the same proportion as distributions pursuant to paragraph (b) (provided that distributions shall be made to the
Stockholders who hold Preferred Shares only if, and to the extent, the liquidation preference applicable to those Shares exceeds the amount(s)
previously distributed pursuant to clause (i) of that paragraph).

     (d) If the Board is unable to locate any Stockholder(s) to whom any distribution pursuant to paragraphs (b) or (c) is payable, the Board may create, in the name and on behalf of the Corporation, a trust with a financial institution and, subject to applicable abandoned property laws, deposit any remaining Corporation assets in that trust for the benefit of such
Stockholder(s). The expenses of that trust shall be charged against the assets therein.

                                      B-3

     ARTICLE 4. AMENDMENT OF THIS PLAN

     The Board may authorize variations from, or amendments of, the provisions of this Plan (other than the terms of the liquidating distribution(s)) that it deems necessary or appropriate to effect the distribution(s) and the
Corporation's liquidation and dissolution.

     ARTICLE 5. EXPENSES

     Except as provided in Article 3, paragraph (c), the Corporation shall bear all the expenses incurred in connection with carrying out this Plan, including the cost of liquidating its assets and dissolving its existence, subject to any expense limitation arrangements in effect with its investment manager and administrator.

                                      B-4

                              ____________________
                             |           |        |
                             | NEUBERGER | BERMAN |
                             |___________|________|

                             A LEHMAN BROTHERS COMPANY

                             NEUBERGER BERMAN MANAGEMENT INC.
                             605 Third Avenue 2nd Floor
                             New York, New York 10158-0180

                             www.nb.com

                                                                     P06661
                                                                     H0493 08/07

                      YOUR VOTE IS IMPORTANT NO MATTER HOW
                         MANY SHARES OF STOCK YOU OWN.

                     PLEASE SIGN AND DATE THE REVERSE SIDE
                   OF THIS PROXY CARD AND RETURN IT PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

                         THIS PROXY CARD IS VALID ONLY
                             WHEN SIGNED AND DATED.

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
- --------------------------------------------------------------------------------

                 NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.

                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          ON TUESDAY, AUGUST 28, 2007

The undersigned appoints as proxies Robert Conti,  Frederic B. Soule and Claudia
A.  Brandon,  and each of them  (with  power of  substitution),  to vote all the undersigned's  shares of preferred stock of Neuberger  Berman Real Estate Income
Fund Inc. at the Special Meeting of  Stockholders to be held on Tuesday,  August
28, 2007, at 11:00 a.m.  Eastern Time at the Offices of Neuberger  Berman,  LLC,
605  Third  Avenue,  41st  Floor,  New  York,  New  York  10158-3698,   and  any
adjournments thereof ("Meeting"),  with all the power the undersigned would have if personally present.

Receipt of the Notice of Special Meeting of Stockholders  and Proxy Statement is
acknowledged  by your execution of this proxy.  THIS PROXY IS BEING SOLICITED ON
BEHALF OF THE FUND'S BOARD OF DIRECTORS.

The  shares  of  preferred  stock  represented  by this  proxy  will be voted as instructed.  UNLESS  INDICATED  TO THE  CONTRARY,  THIS PROXY SHALL BE DEEMED TO
GRANT  AUTHORITY TO VOTE "FOR" THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL TO
LIQUIDATE AND DISSOLVE THE FUND. THIS PROXY ALSO GRANTS  DISCRETIONARY  POWER TO
VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. YOUR VOTE
IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE SIGN AND DATE THE REVERSE
SIDE OF THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

- ----------------                                                ----------------
SEE REVERSE SIDE                                                SEE REVERSE SIDE
- ----------------                                                ----------------

                                           TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
- ------------------------------------------------------------------------------------------------------------------------------------

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

- ------------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES IN THE PROPOSAL AND "FOR" PROPOSAL 2.
- ------------------------------------------------------------------------------------------------------------------------------------

1.   To elect five Class I Directors  to serve until the annual         2.  TO APPROVE A PROPOSAL       FOR     AGAINST     ABSTAIN
     meeting of stockholders in 2009, or until their successors             TO LIQUIDATE AND            ___       ___         ___
     are elected and qualified:                                             DISSOLVE THE FUND, AS      |   |     |   |       |   |
                                                                            SET FORTH IN THE PLAN      |___|     |___|       |___|
     (01) Faith Colish                      WITHHOLD     FOR ALL            OF LIQUIDATION AND
     (02) Michael M. Knetter    FOR ALL       ALL        EXCEPT             DISSOLUTION.
     (03) Cornelius T. Ryan       ___         ___          ___
     (04) Peter P. Trapp         |   |       |   |        |   |
     (05) Peter E. Sundman       |___|       |___|        |___|

     *TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) MARK THE
     BOX "FOR ALL  EXCEPT"  AND  WRITE  ON THE LINE  BELOW  THE
     NUMBER(S)  OF THE  NOMINEE(S)  FOR WHOM YOU DO NOT WANT TO
     VOTE.

     ----------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

                                                                         If  you  plan  to   attend   the   meeting,   please   call
                                                                         1-877-461-1899.

                                                                         Date______________________________________________, 2007

                                                                         -----------------------------------------------------------
                                                                         Signature (owner, trustee, custodian etc.)

                                                                         -----------------------------------------------------------
                                                                         Signature, if held jointly

                                                                         Please sign exactly as name appears  hereon.  If shares are held in the name of two or more  persons,  any may sign. If shares  are  held  by a  corporation,  partnership,  trust, estate or similar  account,  the name and  capacity  of the invididual  signing  the proxy  card  should  be  indicated
                                                                         unless it is reflected in the form of registration.
                      YOUR VOTE IS IMPORTANT NO MATTER HOW
                         MANY SHARES OF STOCK YOU OWN.

                     PLEASE SIGN AND DATE THE REVERSE SIDE
                   OF THIS PROXY CARD AND RETURN IT PROMPTLY
                           IN THE ENCLOSED ENVELOPE.

                         THIS PROXY CARD IS VALID ONLY
                             WHEN SIGNED AND DATED.

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
- --------------------------------------------------------------------------------

                 NEUBERGER BERMAN REAL ESTATE INCOME FUND INC.

                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          ON TUESDAY, AUGUST 28, 2007

The undersigned appoints as proxies Robert Conti,  Frederic B. Soule and Claudia
A.  Brandon,  and each of them  (with  power of  substitution),  to vote all the undersigned's shares of common stock of Neuberger Berman Real Estate Income Fund
Inc. at the Special Meeting of  Stockholders  to be held on Tuesday,  August 28,
2007, at 11:00 a.m.  Eastern Time at the Offices of Neuberger  Berman,  LLC, 605
Third Avenue,  41st Floor, New York, New York  10158-3698,  and any adjournments thereof ("Meeting"), with all the power the undersigned would have if personally present.

Receipt of the Notice of Special Meeting of Stockholders  and Proxy Statement is
acknowledged  by your execution of this proxy.  THIS PROXY IS BEING SOLICITED ON
BEHALF OF THE FUND'S BOARD OF DIRECTORS.

The  shares  of  common  stock  represented  by this  proxy  will be voted as instructed.  UNLESS  INDICATED  TO THE  CONTRARY,  THIS PROXY SHALL BE DEEMED TO
GRANT  AUTHORITY TO VOTE "FOR" THE ELECTION OF DIRECTORS AND FOR THE PROPOSAL TO
LIQUIDATE AND DISSOLVE THE FUND. THIS PROXY ALSO GRANTS  DISCRETIONARY  POWER TO
VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. YOUR VOTE
IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE SIGN AND DATE THE REVERSE
SIDE OF THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

              CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE

- ----------------                                                ----------------
SEE REVERSE SIDE                                                SEE REVERSE SIDE
- ----------------                                                ----------------

                                           TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
- ------------------------------------------------------------------------------------------------------------------------------------

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

- ------------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES IN THE PROPOSAL AND "FOR" PROPOSAL 2.
- ------------------------------------------------------------------------------------------------------------------------------------

1.   To elect five Class I Directors  to serve until the annual         2.  TO APPROVE A PROPOSAL       FOR     AGAINST     ABSTAIN
     meeting of stockholders in 2009, or until their successors             TO LIQUIDATE AND            ___       ___         ___
     are elected and qualified:                                             DISSOLVE THE FUND, AS      |   |     |   |       |   |
                                                                            SET FORTH IN THE PLAN      |___|     |___|       |___|
     (01) Faith Colish                      WITHHOLD     FOR ALL            OF LIQUIDATION AND
     (02) Michael M. Knetter    FOR ALL       ALL        EXCEPT             DISSOLUTION.
     (03) Cornelius T. Ryan       ___         ___          ___
     (04) Peter P. Trapp         |   |       |   |        |   |
     (05) Peter E. Sundman       |___|       |___|        |___|

     *TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S) MARK THE
     BOX "FOR ALL  EXCEPT"  AND  WRITE  ON THE LINE  BELOW  THE
     NUMBER(S)  OF THE  NOMINEE(S)  FOR WHOM YOU DO NOT WANT TO
     VOTE.

     ----------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

                                                                         If  you  plan  to   attend   the   meeting,   please   call
                                                                         1-877-461-1899.

                                                                         Date______________________________________________, 2007

                                                                         -----------------------------------------------------------
                                                                         Signature (owner, trustee, custodian etc.)

                                                                         -----------------------------------------------------------
                                                                         Signature, if held jointly

                                                                         Please sign exactly as name appears  hereon.  If shares are held in the name of two or more  persons,  any may sign. If shares  are  held  by a  corporation,  partnership,  trust, estate or similar  account,  the name and  capacity  of the invididual  signing  the proxy  card  should  be  indicated
                                                                         unless it is reflected in the form of registration.
-----END PRIVACY-ENHANCED MESSAGE-----